Exhibit 10.02
NEW JERSEY
NEW JERSEY
TRIPLE NET LEASE
BRANDYWINE OPERATING PARTNERSHIP, L.P.,
QAD Inc. a Delaware corporation
Tenant
for Entire Second Floor of the West Wing and a portion of the first floor of the West Wing
10000 Midlantic Drive West
Mt. Laurel, New Jersey 08057

i

EXHIBITS
EXHIBIT “A”	-	SPACE PLAN OF PREMISES
EXHIBIT “B”	-	CONFIRMATION OF LEASE TERM
EXHIBIT “C”	-	RULES AND REGULATIONS
EXHIBIT “D”	-	CLEANING SPECIFICATIONS

ii

LEASE
THIS LEASE (“Lease”) entered into as of the 4th day of April, 2006, between BRANDYWINE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Landlord”), and QAD INC., a Delaware corporation, with its principal place of business at 6450 Via Real, Carpinteria, California 93013 (“Tenant”).
WITNESSETH
     In consideration of the mutual covenants herein set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:
     1. SUMMARY OF DEFINED TERMS.
     The following defined terms, as used in this Lease, shall have the meanings and shall be construed as set forth below:
          (a) “Building”: The Building located at 10000 Midlantic Drive, Mt. Laurel, New Jersey 08054
          (b) “Project”: The Building, the land and all other improvements located at Mt. Laurel Corporate Center, Mt. Laurel, New Jersey.
          (c) “Premises”: The entire second floor of the West Wing of the Building and a portion of the first floor of the West Wing of the Building, which the parties stipulate and agree is 43,528 rentable square feet of space in the Building as shown on the space plan attached hereto as Exhibit “A” and made a part hereof.
          (d) “Term”: From the Commencement Date for a period of 84 months, ending on the last calendar day of the month.
          (e) “Fixed Rent”:

		MONTHLY	ANNUAL
LEASE YEAR	PER R.S.F.	INSTALLMENTS	FIXED RENT
Months 1-12	$13.00	$47,155.33	$565,864.00
Months 13-24	$13.50	$48,969.00	$587,628.00
Months 25-36	$14.00	$50,782.67	$609,392.00
Months 37-48	$14.50	$52,596.33	$631,156.00
Months 49-60	$15.00	$54,510.00	$652,920.00
Months 61-72	$15.50	$56,223.67	$674,684.00
Months 73-84	$16.00	$58,037.33	$696,448.00
          (f) “Security Deposit”: $0.00
          (g) “Tenant’s Allocated Share”: 24.30%.
          (h) “Rentable Area”: Premises 43,528 ft.
 Building 179,098 ft.
          (i) “Permitted Uses”: Tenant’s use of the Premises shall be limited to general office use, related purposes and storage incidental thereto. Tenant’s rights to use the Premises shall be subject to all applicable laws and governmental rules and regulations and to all reasonable requirements of the insurers of the Building.

          (j) “Broker” Cushman & Wakefield of Pennsylvania and Cushman & Wakefield of California, Inc.
          (k) “Notice Address/Contact”

Landlord:	BRANDYWINE OPERATING PARTNERSHIP, L.P.
10000 Midlantic Dr.
Suite 300 W
Mt. Laurel, New Jersey 08054
Attn: George D. Sowa, Senior Vice President
E-Mail: gsowa@brandywinerealty.com

with a copy to:
Brandywine Realty Trust
Brandywine Realty Trust
401 Plymouth Road, Suite 500
Plymouth Meeting, PA 19462
Fax No. (610) 325-5622
E-Mail: bmolotsky@brandywinerealty.com
Attn: Brad A. Molotsky, General Counsel

Tenant:	QAD Inc.
6450 Via Real
Carpinteria, California 93013
Fax No.:
E-Mail:
Attention:

With a copy to:

10000 Midlantic Drive
Suite 200
Mt. Laurel, New Jersey, 08054
Fax No.:
E-Mail:
Attention: General Counsel

And to:

Peter R. Sprigel, Esq.
Flaster Greenberg
Commerce Center, Third Floor
1810 Chapel Avenue West
Cherry Hill, New Jersey 08002-4609
Fax No.: 856-661-1919
E-Mail: peter.spirgel@flastergreenberg.com
          (l) “Tenant’s North American Industry Classification Number”: 7757;
          (m) “Additional Rent”: All sums of money or charges required to be paid by Tenant under this Lease other than Fixed Rent, whether or not such sums or charges are designated as “Additional Rent”.

          (n) “Rent”: All Annual Fixed Rent, monthly installments of Annual Fixed Rent, Fixed Rent and Additional Rent payable by Tenant to Landlord under this Lease.
     2. PREMISES.
     Landlord does hereby lease, demise and let unto Tenant and Tenant does hereby hire and lease from Landlord the Premises for the Term, upon the provisions, conditions and limitations set forth herein.
     3. TERM.
          (a) The Term of this Lease shall commence (the “Commencement Date”) on the date which is the earlier of (i) when Tenant, with Landlord’s prior consent, assumes possession of the Premises for its Permitted Uses, or (ii) upon substantial completion of the improvements required to be made by Landlord, if any under Article 4, provided that if Tenant elects to perform the Improvements (defined below) pursuant to the provisions of Article 4 below, in no event shall the Commencement Date be later than September 1, 2006. The Premises shall be deemed “substantially completed” when the improvements called for by Article 4 have been completed to the extent that the Premises may be occupied by Tenant for its Permitted Uses, subject only to completion of minor finishing, adjustment of equipment, and other minor construction aspects, and Landlord has procured a temporary or permanent certificate of occupancy permitting the occupancy of the Premises, if required by law (hereafter, “substantially completed”) The Term shall expire on the last day of the month which is eighty-four (84) months from the Commencement Date. The Commencement Date shall be confirmed by Landlord and Tenant by the execution of a Confirmation of Lease Term in the form attached hereto as Exhibit “B”. If Tenant fails to execute or object to the Confirmation of Lease Term within ten (10) business days of its delivery, Landlord’s determination of such dates shall be deemed accepted. On the Commencement Date, Tenant’s existing lease (the “Existing Lease”) of a portion of the Building (which portion includes a portion of the Premises) shall be terminated, and Tenant shall have no further obligation to Landlord under the Existing Lease except for such obligations thereunder which specifically survive the termination of the Existing Lease. On or before the Commencement Date, Tenant shall vacate the premises demised under the Existing Lease (other than the portion thereof which constitutes the “Premises”), and Tenant shall leave such space in the condition required under the Existing Lease. Notwithstanding anything to the contrary contained in the Existing Lease, if the Commencement Date occurs after September 1, 2006, Tenant shall be permitted to remain in the premises demised under the Existing Lease, without regard to any holdover provision under the Existing Lease, on the same terms and conditions set forth in the Existing Lease, except that the Rent per square foot of space under the Existing Lease shall be $13.00 per square foot of space demised under the Existing Lease for the period from and after September 1, 2006 until termination of the Existing Lease pursuant to the provisions of this Lease.
          (b) Except to the extent that the Tenant elects to perform the Improvements, upon notification by Landlord, Landlord and Tenant shall schedule a pre-occupancy inspection of the Premises at which time a punchlist of outstanding items, if any, shall be completed. Within a reasonable time thereafter, Landlord shall complete the punchlist items to Tenant’s reasonable satisfaction.
          (c) In the event that the Premises are not ready for Tenant’s occupancy, because of any alterations or construction now or hereafter being carried on either to the Premises or the Building (unless such alterations are being done by Tenant or Tenant’s contractor, in which case there shall be no suspension or proration of rental or other sums), or because of any restrictions, limitations or delays caused by government regulations or governmental agencies, this Lease and the Term hereof shall not be affected thereby, nor shall Tenant be entitled to make any claim for or receive any damages whatsoever from Landlord; provided, however, no rent or other sums herein provided to be paid by Tenant shall become due until the Premises are substantially completed and deemed by Landlord to be ready for Tenant’s occupancy, and until that time, the rent and other sums due hereunder shall be suspended.

     4. CONSTRUCTION .
          (a) Landlord shall construct and do such other work (collectively, the “Improvements”) in substantial conformity with the plans and outline specifications of the plan prepared by Space Design dated January 30, 2006, and designated as SK1/1W and SK1/2W attached hereto as Exhibit “A”. Landlord shall only be responsible for payment of a maximum cost of $696,448.00 (i.e., $16.00 per rentable square foot for the Improvements (the “Tenant Allowance”), all such costs in excess thereof to be borne by Tenant, and shall be paid to Landlord within ten (10) days of delivery of an invoice and reasonable documentation therefor. If any material revision or supplement to Landlord’s Work is deemed necessary by Landlord, those revisions and supplements shall be submitted to Tenant for approval, which approval shall not be unreasonably withheld or delayed. If Landlord shall be delayed in such “substantial completion” as a result of (i) Tenant’s failure to furnish plans and specifications within five (5) days after Landlord’s request therefore; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s changes in said plans; (iv) the performance or completion of any work, labor or services by a party employed by Tenant, including, but not limited to the installation of any of Tenant’s furniture, furniture systems, fixtures or equipment; or (v) Tenant’s failure to approve final plans, working drawings or reflective ceiling plans within five (5) days after Landlord’s request therefore (each, a “Tenant’s Delay”); then the commencement of the Term of this Lease and the payment of Fixed Rent hereunder shall be accelerated by the number of days of such delay . If any change, revision or supplement to the scope of the Landlord’s Work is requested by Tenant or if Tenant fails to provide information or cooperation required by Landlord in connection with Landlord’s Work within the time periods required then such occurrence shall not change the Commencement Date of the Term and shall not alter Tenant’s obligations under this Lease. Notwithstanding anything to the contrary stated in Section 3(a) above, the Term shall commence on the date the Premises would have been delivered to Tenant but for Tenant’s Delay. Tenant shall be solely responsible for all reasonably documented and invoiced expenses which extend the Commencement Date or increase the costs incurred in connection with a Tenant requested change in the scope of the Landlord Work in excess of the Tenant Allowance(including the finishes set forth therein). Landlord’s Work constitutes an Alteration under Article 10. Notwithstanding anything to the contrary contained herein, if the entire Tenant Allowance is not spent by Tenant on the Improvements, the balance may be used by Tenant for hard and soft costs incurred by Tenant, including, without limitation, architectural and project management, for consultants’ fees, furniture, fixtures and equipment, data and telephone cabling, moving expenses, legal fees and other costs, fees and expenses associated with the Improvements or Tenant’s occupancy of the Premises, provided that no less than 85% of the Tenant Allowance shall be used for the Improvements, and provided further that Landlord shall have no obligation to disburse any portion of the Tenant Allowance other than that for the Improvements until such time as Landlord or Tenant, as the case may be, shall have obtained a final certificate of occupancy for the Premises. Landlord shall select the contractors and subcontractors for the Improvements for the “major trade areas” through a competitive bidding process in which at least three (3) qualified bids are requ ested and reviewed. The Improvements shall be completed on an “open book” basis, and Tenant shall have the right to audit Landlord’s records to verify the appropriateness of charges for the Improvements. Landlord shall use its commercially reasonable efforts to coordinate the construction of the Improvements with the Tenant, the contractor and architect, in a manner which will cause the least practical interruption with Tenant’s business in the portion of the Premises currently occupied by Tenant under the Existing Lease. Upon substantial completion of the Improvements, Landlord shall assign to Tenant, Landlord’s right in any warranties or guaranties of the Improvements or the systems installed which are a part of the Improvements from any contractor or manufacturer.
          (b) Tenant and its authorized agents, employees and contractors shall have the right, at Tenant’s own risk, expense and responsibility, thirty (30) days prior to the Commencement Date to enter the first floor portion of the Premises for the purpose of installing furniture, fixtures, and equipment, provided that Tenant, in so doing, the following provisions shall apply:
               (i) Tenant shall first obtain the approval of Landlord of the specific work it proposes to perform and shall furnish Landlord with reasonably detailed plans and specifications;
               (ii) Such work shall be performed by responsible contractors and subcontractors, approved by Landlord, which approval shall not be unreasonably withheld or delayed, and such contractors and subcontractors shall not prejudice Landlord’s relationship with Landlord’s contractors or subcontractors or the relationship between such contractors and their subcontractors or employees, or disturb harmonious labor relations.

Such contractors and subcontractors shall furnish in advance and maintain in effect workmen’s compensation insurance in accordance with statutory requirements and comprehensive public liability insurance (naming Tenant and Landlord and Landlord’s contractors and subcontractors as additional insureds) with limits satisfactory to Landlord;
               (iii) No such work shall be performed in such manner or at such times as to cause any delay in connection with any work being done by any of the Landlord’s contractors or subcontractors in the Building;
               (iv) All construction contracts must include language holding the Landlord harmless from and against any and all claims arising from, under or in connection with such construction; and
               (v) Tenant and its contractors and subcontractors shall be solely responsible for the transportation, safekeeping and storage of materials and equipment used in the performance of such work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installations or work performed by Landlord’s contractors and subcontractors.
               (vi) All such work shall be performed in a manner which will cause the least practical interference with the other tenants of the Building, and Tenant shall cause its contractors to maintain the Building and the Premises in a neat, clean and orderly manner.
     5. FIXED RENT; SECURITY DEPOSIT.
Tenant shall pay to Landlord without notice or demand, and without set-off, the annual Fixed Rent payable in the monthly installments of Fixed Rent as set forth in Article 1(e), in advance on the first day of each calendar month during the Term by (i) check sent to Landlord, P.O. Box 8538-363, Philadelphia, PA 19171, or (ii) wire transfer of immediately available funds to the account at Wachovia Bank, Salem NJ account no. 2030000359075 ABA #031201467; such transfer to be confirmed by Landlord’s accounting department upon written request by Tenant 610-832-4975. All payments must include the following information: Building #260 and Lease #___. The Lease # will be provided to Tenant in the Confirmation of Lease Term. Notwithstanding the immediately preceding sentence, the first full month’s installment and the Security Deposit shall be paid upon the execution of this Lease by Tenant by two separate checks.
          (a) In the event any Fixed Rent or Additional Rent, charge, fee or other amount due from Tenant under the terms of this Lease are not paid to Landlord when due, Tenant shall also pay as Additional Rent a service and handling charge equal to six (6%) percent of the total payment then due, provided that Landlord shall not impose such late fee the first two (2) times in any twelve month period in which the Rent is not paid on the date when due. The aforesaid late fee shall begin to accrue on the initial date of a payment due date, irrespective of any grace period granted hereunder. This provision shall not prevent Landlord from exercising any other remedy herein provided or otherwise available at law or in equity in the event of any default by Tenant.
          (b) Tenant shall be required to pay a Security Deposit of $0.00 under this Lease (the “Collateral”), as security for the prompt, full and faithful performance by Tenant of each and every provision of this Lease and of all obligations of Tenant hereunder. No interest shall be paid to Tenant on the Collateral, and Landlord shall have the right to commingle the Collateral with other Security Deposits held by Landlord. If Tenant fails to perform any of its obligations hereunder, Landlord may use, apply or retain the whole or any part of the Collateral for the payment of (i) any rent or other sums of money which Tenant may not have paid when due, (ii) any sum expended by Landlord on Tenant’s behalf in accordance with the provisions of this Lease, and/or (iii) any sum which Landlord may expend or be required to expend by reason of Tenant’s default, including, without limitation, any damage or deficiency in or from the reletting of the Premises as provided in this Lease. The use, application or retention of the Collateral, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law (it being intended that Landlord shall not first be required to proceed against the

Collateral) and shall not operate as either liquidated damages or as a limitation on any recovery to which Landlord may otherwise be entitled. If any portion of the Collateral is used, applied or retained by Landlord for the purposes set forth above, Tenant agrees, within ten (10) days after the written demand therefor is made by Landlord, to deposit cash with the Landlord in an amount sufficient to restore the Collateral to its original amount. In addition to the foregoing, if Tenant defaults (irrespective of the fact that Tenant cured such default) more than once in its performance of a monetary obligation and such monetary defaults aggregate in excess of $20,000 under this Lease, Landlord may require Tenant to increase the Collateral to the greater of twice the (i) Fixed Rent paid monthly, or (ii) the initial amount of the Collateral.
          If Tenant shall fully and faithfully comply with all of the provisions of this Lease, the Collateral, or any balance thereof, shall be returned to Tenant without interest after the expiration of the Term or upon any later date after which Tenant has vacated the Premises. In the absence of evidence satisfactory to Landlord of any permitted assignment of the right to receive the Collateral, Landlord may return the same to the original Tenant, regardless of one or more assignments of Tenant’s interest in this Lease or the Collateral. Upon the return of the Collateral, or the remaining balance thereof, to the original Tenant or any successor to the original Tenant, Landlord shall be completely relieved of liability with respect to the Collateral.
          In the event of a transfer of the Project or the Building, Landlord shall have the right to transfer the Collateral to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of such Collateral. Upon the assumption of such Collateral by the transferee, Tenant agrees to look solely to the new landlord for the return of said Collateral, and the provisions hereof apply to every transfer or assignment made of the Collateral to a new landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Collateral and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Collateral shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord.
     6. ADDITIONAL RENT.
          (a) Commencing on the Commencement Date, and in each calendar year thereafter during the Term (as same may be extended), Tenant shall pay to Landlord Tenant’s Allocated Share of the following charges (“Recognized Expenses”), without deduction or set off.
               (i) Operating Expenses. All costs and expenses related to the Project incurred by Landlord, including, but not limited to:
                    (a) All costs and expenses related to the operation of the Building and Project, including, but not limited to, lighting, cleaning the Building exterior and common areas of the Building interior, trash removal and recycling, repairs and maintenance of the roof and storm water management system, policing and regulating traffic to and from the Project, fire suppression and alarm systems, concierge services for the Project, utilities, removing snow, ice and debris and maintaining all landscape areas, (including replacing and replanting flowers, shrubbery and trees), maintaining and repairing all other exterior improvements on the Project, all repairs and compliance costs necessitated by laws enacted or which become effective after the date hereof (including, without limitation, any additional regulations or requirements enacted after the date hereof regarding the Americans With Disabilities Act (as such applies to the Project or common areas but not to any individual tenant’s space), if applicable) required of Landlord under applicable laws and rules and regulations.
                    (b) All costs and expenses incurred by Landlord for environmental testing, sampling or monitoring required by statute, regulation or order of governmental authority, except any costs or expenses incurred in conjunction with the spilling or depositing of any hazardous substance for which any person or other tenant is legally liable and Landlord is reimbursed for by such other person.
                    (c) Any other expense or charge (including reasonably allocated general and administrative charges) which would typically be considered an expense of maintaining, operating or repairing the Project under generally accepted accounting principles.

                    (d) Management fee not to exceed five (5%) percent of Rent. It is expressly understood that legal fees incurred in an action against an individual tenant shall not be deemed includable as an operating expense pursuant to this provision.
                    (e) Capital expenditures and capital repairs and replacements shall be included as operating expenses but only to the extent that same are incurred to reduce Operating Expenses or to comply with laws enacted after the date of this Lease, solely to the extent of the amortized costs of same over the useful life of the improvement in accordance with generally accepted accounting principles such useful life not to exceed five (5) years.
                    (f) All insurance premiums paid or payable by Landlord for insurance with respect to the Project as follows: (a) fire and extended coverage insurance (including demolition and debris removal); (b) insurance against Tenant defaults, Landlord’s rental loss or abatement (but not including business interruption coverage on behalf of Tenant), from damage or destruction from environmental hazards, fire or other casualty; (c) Landlord’s commercial general liability insurance (including bodily injury and property damage) and boiler insurance; and (d) such other insurance as Landlord or any reputable mortgage lending institution holding a mortgage on the Premises may require. If the coverage period of any of such insurance obtained by Landlord commences before or extends beyond the Term, the premium therefore shall be prorated to the Term. Should Tenant’s occupancy or use of the Premises at any time change and thereby cause an increase in such insurance premiums on the Premises, Building and/or Project, Tenant shall pay to Landlord the entire amount of such reasonably documented increase.
               Notwithstanding the foregoing, the term “Operating Expenses” shall not include any of the following:
                    (a) Repairs or other work occasioned by fire, windstorm or other insured casualty or by the exercise of the right of eminent domain to the extent of insurance proceeds or condemnation awards received therefor;
                    (b) Leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof;
                    (c) Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of latent defects in construction of the Building or the discharge of Landlord’s Work;
                    (d) Costs (including permit, licenses and inspection fees) incurred in renovating or otherwise improving or decorating, painting, or redecorating the Building or space for other tenants or other occupants or vacant space;
                    (e) Depreciation and amortization;
                    (f) Costs incurred due to a breach by Landlord or any other tenant of the terms and conditions of any lease;
                    (g) Overhead and profit increment paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies, utilities or other materials, to the extent that the costs of such services, supplies, utilities or materials exceed the reasonable costs that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a reasonable basis without taking into effect volume discounts or rebates offered to Landlord as a portfolio purchaser;
                    (h) Interest on debt or amortization payments on any mortgage or deeds of trust or any other borrowings and any ground rent;
                    (i) Ground rents or rentals payable by Landlord pursuant to any over-lease;
                    (j) Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;
                    (k) Expenses resulting from the gross negligence or willful misconduct of Landlord;
                    (l) Any fines or fees for Landlord’s failure to comply with governmental, quasi-governmental, or regulatory agencies’ rules and regulations;
                    (m) Legal, accounting and other expenses related to Landlord’s financing, re-financing, mortgaging or selling the Building or the Project;
                    (n) Taxes, except as set forth below;
                    (o) Costs for sculpture, decorations, painting or other objects of art in excess of amounts typically spent for such items in office buildings of comparable quality in the competitive area of the Building;
                    (p) Cost of any political, charitable or civic contribution or donation; and
                    (q) Costs that are capital in nature except as provided in subsection 6(a)(i)(e) hereof.
               (ii) Taxes. Taxes shall be defined as all taxes, assessments and other governmental charges (“Taxes”), including special assessments for public improvements or traffic districts which are levied or assessed against the Project during the Term or, if levied or assessed prior to the Term, which properly are allocable to the Term, and real estate tax appeal expenditures incurred by Landlord to the extent of any reduction resulting thereby. Nothing herein contained shall be construed to include as Taxes: (A) any inheritance, estate, succession, transfer, gift, franchise, corporation, net income or profit tax or capital levy that is or may be imposed upon Landlord or (B) any transfer tax or recording charge resulting from a transfer of the Building or the Project; provided, however, that if at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so that in lieu of or as a substitute for the whole or any part of the taxes now levied, assessed or imposed on real estate as such there shall be levied, assessed or imposed (i) a tax on the rents received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Premises or any portion thereof, or (iii) a tax or license fee imposed upon Premises or any portion thereof, then the same shall be included in the computation of Taxes hereunder.
          (b) Tenant shall pay, in monthly installments in advance, on account of Tenant’s Allocated Share of Operating Expenses and Taxes, the estimated amount of such Recognized Expenses and Taxes for such year as determined by Landlord in its reasonable discretion and as set forth in a notice to Tenant, such notice to include the basis for such calculation. Prior to the end of the calendar year in which the Lease commences and thereafter for each successive calendar year (each, a “Lease Year”), or part thereof, Landlord shall send to Tenant a statement of projected increases in Recognized Expenses and Taxes and shall indicate what Tenant’s projected share of Recognized Expenses and Taxes shall be. Said amount shall be paid in equal monthly installments in advance by Tenant as Additional Rent commencing January 1 of the applicable Lease Year.

               Tenant shall have the right, at its sole cost and expense, within sixty (60) days from receipt of Landlord’s statement of Recognized Expenses, to audit or have its appointed accountant audit Landlord’s records related to Recognized Expenses and Taxes provided that any such audit may not occur more frequently than once each calendar year nor apply to any year prior to the year of the statement being reviewed. In the event Tenant’s audit discloses any discrepancy, Landlord and Tenant shall use their best efforts to resolve the dispute and make an appropriate adjustment, failing which, they shall submit any such dispute to arbitration pursuant to the rules and under the jurisdiction of the American Arbitration Association in Burlington County, New Jersey. The decision rendered in such arbitration shall be final, binding and non-appealable. The expenses of arbitration, other than individual legal and accounting expenses which shall be the respective parties’ responsibility, shall be divided equally between the parties. In the event, by agreement or as a result of an arbitration decision, it is determined that the actual Recognized Expenses and Taxes exceeded those claimed by the Landlord by more than ten percent (10), the actual, reasonable hourly costs to Tenant of Tenant’s audit (including legal and accounting costs) shall be reimbursed by Landlord. In the event Tenant utilizes a contingent fee auditor and Landlord is responsible for the payment of such auditor, Landlord shall only pay the reasonable hourly fee of such auditor.
          (c) If during the course of any Lease Year, Landlord shall have reason to believe that the Operating Expenses and Taxes shall be different than that upon which the aforesaid projections were originally based, then Landlord, one time in any calendar year, shall be entitled to adjust the amount by reallocating the remaining payments for such year, for the months of the Lease Year which remain for the revised projections, and to advise Tenant of an adjustment in future monthly amounts to the end result that the Operating Expenses and Taxes shall be collected on a reasonably current basis each Lease Year.
          (d) In calculating the Recognized Expenses as hereinbefore described, if for thirty (30) or more days during the preceding Lease Year less than ninety-five (95%) percent of the rentable area of the Building shall have been occupied by tenants, then the Recognized Expenses attributable to the Property shall be deemed for such Lease Year to be amounts equal to the Recognized Expenses which would normally be expected to be incurred had such occupancy of the Building been at least ninety-five (95%) percent throughout such year, as reasonably determined by Landlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Landlord shall not furnish any item or items of Recognized Expenses to any portions of the Building because such portions are not occupied or because such item is not required by the tenant of such portion of the Building, for the purposes of computing Recognized Expenses, an equitable adjustment shall be made so that the item of Operating Expense in question shall be shared only by tenants actually receiving the benefits thereof.
          (e) By April 30th of each Lease Year or as soon thereafter as administratively available, Landlord shall send to Tenant a statement of actual expenses incurred for Recognized Expenses and Taxes for the prior Lease Year showing the Allocated Share due from Tenant. Landlord shall use its reasonable efforts to provide Tenant with the aforesaid statements on or before April 30 of each Lease Year; provided, however, if Landlord is unable to provide such statements by April 30, Landlord shall not have been deemed to waive its right to collect any such amounts as Additional Rent. In the event the amount prepaid by Tenant exceeds the amount that was actually due then Landlord shall issue a credit to Tenant in an amount equal to the over charge, which credit Tenant may apply to future payments on account of Recognized Expenses and Taxes until Tenant has been fully credited with the over charge. If the credit due to Tenant is more than the aggregate total of future rental payments, Landlord shall pay to Tenant the difference between the credit in such aggregate total. In the event Landlord has undercharged Tenant, then Landlord shall send Tenant an invoice with the additional amount due, which amount shall be paid in full by Tenant within twenty (20) days of receipt.
          (f) Each of the Operating Expenses and Tax amounts, whether requiring lump sum payment or constituting projected monthly amounts added to the Fixed Rent, shall for all purposes be treated and considered as Additional Rent and the failure of Tenant to pay the same as and when due in advance and without demand shall have the same effect as failure to pay any installment of the Fixed Rent and shall afford Landlord all the remedies in the Lease therefor as well as at law or in equity. All Operating Expenses shall be charged at standard rates from the applicable service provider, without reduction on account of volume discounts or preferred vendor rates applicable to Landlords.
          (g) If this Lease terminates other than at the end of a calendar year, Landlord’s annual estimate of Recognized Expenses and Taxes shall be accepted by the parties as the actual Recognized Expenses and Taxes for the year the Lease ends until Landlord provides Tenant with actual statements in accordance with subsection 6(e) above.
     7. ELECTRICITY CHARGES.
          Landlord shall not be liable for any interruption any utility service for any reason unless caused by the gross negligence or willful misconduct of Landlord. Notwithstanding the preceding sentence in this Section 7 to the contrary, (i) if any interruption of electric or any other utility services, however caused, shall continue for more than five (5) consecutive business days or ten (10) business days within any twelve (12) month period, and such interruption substantially affects Tenant’s ability to use and occupy the Premises for its Permitted Use, Rent shall be equitably abated based upon the portion of the Premises which is rendered uninhabitable as a result of such interruption (but not in an aggregate amount in excess of the aggregate amount of proceeds Landlord receives under its “loss of rents” policy) until such electric or other utility services are restored. Tenant shall pay to Landlord, as Additional Rent, all charges incurred by Landlord for electricity, such charges to be based upon Tenant’s Share. Tenant shall pay to Landlord as Additional Rent Landlord’s monthly estimate of Tenants Share of electricity charges in the same manner, and pursuant to the same process as Tenant is required to pay the monthly estimates of Recognized Expenses pursuant to Article 6 above. The aforesaid electricity charges shall commence upon occupancy by Tenant of the Premises. Landlord, during the hours of 8:00 A.M. to 6:00 P.M. on weekdays and on Saturdays from 8:00 A.M. to 1:00 P.M. (“Working Hours”), excluding legal holidays, shall furnish the Premises with heat and air-conditioning in the respective seasons, and provide the Premises with electricity for lighting and usual office equipment. At any hours other than the aforementioned, such services will be provided at Tenant’s expense at $65.00 per hour. Notwithstanding anything herein to the contrary, if Landlord reasonably determines that Tenant’s use of electricity is excessive, Tenant agrees to pay for the installation of a separate electric meter to measure electrical usage in excess of normal office use and to pay Landlord for all such excess electricity registered in such submeter.
     8. SIGNS; USE OF PREMISES AND COMMON AREAS.
          (a) As part of Tenant fit-out cost, Landlord shall provide Tenant with standard identification signage on all Building directories and at the entrance to the Premises. Tenant, at its expense may place its name and logo on the glass at the entrance of the portion of the Premises on the first floor of the Building. Landlord shall use its commercially reasonable efforts to obtain required governmental approvals to allow Tenant to install a facade sign bearing Tenant’s name on the west wing of the Building of a size similar to ARI (the “Facade Sign”), and upon receipt of such approval and Landlord’s consent as to the content, size and location of same, Tenant shall have the right, at Tenant’s expense, to install the Facade Sign on the west wing of the Building. If Landlord does not obtain the required governmental approvals for the Facade Sign, Landlord shall use its commercially reasonable efforts to obtain the required governmental approvals to install the names of two tenants on the existing monument sign located at the Building (the “Monument Sign”). Upon receipt of the governmental approvals for the Monument Sign, Tenant shall have the exclusive right, at Tenant’s expense, and subject to Landlord’s consent as to the content, size and location of same, to have Tenant’s name placed on the Monument Sign, provided that if Landlord receives a written request from ARI or a replacement tenant of the Building leasing space of a square footage which is equal or greater than that leased to ARI, Landlord shall have the right to install the name and logo of ARI or such replacement tenant on the Monument Sign. No other signs shall be placed, erected or maintained by Tenant at any place upon the Premises, Building or Project.
          (b) Tenant may use and occupy the Premises only for the express and limited purposes stated in Article 1(i) above; and the Premises shall not be used or occupied, in whole or in part, for any other purpose without the prior written consent of Landlord; provided that Tenant’s right to so use and occupy the Premises shall remain expressly subject to the provisions of “Governmental Regulations”, Article 27 herein. No machinery or equipment shall be permitted that shall cause vibration, noise or disturbance beyond the Premises. Tenant, without Landlord’s consent or direction, shall not “vacate” the Premises at any time during the Term, nor permit the Premises to remain unoccupied. “Vacate” shall be defined as Tenant’s ceasing to use the Premises for its Permitted Use or the removal of substantially all of its furniture and equipment and personal property from the Premises.
          (c) Tenant shall not overload any floor or part thereof in the Premises or the Building, including any public corridors or elevators therein, bringing in, placing, storing, installing or removing any large or heavy articles, and Landlord may prohibit, or may direct and control the location and size of, safes and all other heavy articles, and may require, at Tenant’s sole cost and expense, supplementary supports of such material and dimensions as Landlord may deem necessary to properly distribute the weight.
          (d) Tenant shall not install in or for the Premises, without Landlord’s prior written approval, any equipment which requires more electric current than Landlord is required to provide under this Lease, and Tenant shall ascertain from Landlord the maximum amount of load or demand for or use of electrical current which can safely be permitted in and for the Premises, taking into account the capacity of electric wiring in the Building and the Premises and the needs of Building common areas (interior and exterior) and the requirements of other tenants of the Building, Tenant and shall not in any event connect a greater load than such safe capacity.
          (e) Tenant shall not commit or suffer any waste upon the Premises, Building or Project or any nuisance, or do any other act or thing which may disturb the quiet enjoyment of any other tenant in the Building or Project.
          (f) Tenant shall have the right, non-exclusive and in common with others, to use the exterior paved driveways and walkways of the Building for vehicular and pedestrian access to the Building. Tenant shall also have the right, in common with other tenants of the Building and Landlord, to use not less than 183 of the designated parking areas of the Project for the parking of automobiles of Tenant and its employees and business visitors, incident to Tenant’s permitted use of the Premises; provided that Landlord shall have the right to restrict or limit Tenant’s utilization of the parking areas in the event the same become overburdened and in such case to equitably allocate on proportionate basis or assign parking spaces among Tenant and the other tenants of the Building.
     9. ENVIRONMENTAL MATTERS.
          (a) Hazardous Substances.
               (i) Tenant shall not, except as provided in subparagraph (ii) below, bring or otherwise cause to be brought or permit any of its agents, employees, contractors or invitees to bring in, on or about any part of the Premises, Building or Project, any hazardous substance or hazardous waste in violation of law, as such terms are or may be defined in (x) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“CERCLA”); the United States Department of Transportation Hazardous Materials Table (49 CFR 172.102); by the Environmental Protection Agency as hazardous substances (40 CFR Part 302); the Clean Air Act; and the Clean Water Act, and all amendments, modifications or supplements thereto; (y) the Industrial Site Recovery Act, formerly known as the Environmental Cleanup Responsibility Act, N.J.S.A. 13:1K-6 et seq., as the same may from time to time be amended, and the regulations promulgated pursuant thereto (“ISRA”); and/or (z) any other rule, regulation, ordinance, statute or requirements of any governmental or administrative agency regarding the environment (collectively, (x) and (y) shall be referred to as an “Applicable Environmental Law”).
               (ii) Tenant may bring to and use at the Premises, hazardous substances incidental to its normal business operations under the NAI Code referenced in paragraph 1(l) above in solely de minimis quantities and strictly in accordance with all Applicable Environmental Law. Tenant shall store and handle such substances in strict accordance with all Applicable Environmental Law.
          (b) NAI Numbers.
               (i) Tenant represents and warrants that Tenant’s NAI number as designated in the North American Industry Classification System Manual prepared by the Office of Management and Budget, and as set forth in Article 1(l) hereof, is correct. Tenant represents that the specific activities intended to be carried on in the Premises are in accordance with Article 1(i) and Tenant covenants and agrees that it will not do or suffer anything which will cause its NAI number (or that of any assignee or subtenant) to fall within any of the following “major group” classifications of NAI numbers during the Term (and any exercised renewal term) hereof: 22 through 39 inclusive, 46 through 49 inclusive, 51 and 76 or as set forth on Appendix C to ISRA (together the “Covered Numbers”). Tenant further covenants and agrees to notify Landlord at least thirty (30) days prior to any change of facts which would result in the change of Tenant’s NAI number form its present number to any of the covered Numbers. Upon such notice, Landlord shall have the right, at its option, to terminate this Lease within thirty (30) days of receipt of such notice by notifying Tenant in writing.
               (ii) Tenant shall not engage in operations at the Premises which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of “hazardous substances” or “hazardous waste” as such terms are defined under any Applicable Environmental Law. Tenant further covenants that it will not cause or permit to exist any “discharge” (as such term is defined under Applicable Environmental Laws) on or about the Premises.
               (iii) (A) If Tenant’s operations at the Premises now or hereafter constitute an “Industrial Establishment” subject to the requirements of ISRA, then prior to: (1) closing operations or transferring ownership or operations of Tenant at the Premises (as defined under ISRA), (2) the expiration or sooner termination of this lease, or (3) any assignment of this Lease or any subletting of any portion of the Premises; Tenant shall, at its expense, comply with all requirements of ISRA pertaining thereto. Without limitation of the foregoing, Tenant’s obligations shall include (i) the proper filing of an initial notice under N.J.S.A. 13:1K-9(a) to the NJDEP and (ii) the performance of all remediation and other requirements of ISRA, including without limitation all requirements of N.J.S.A. 13:1K-9(b) through and including (l).
                    (B) In addition, upon written request of Landlord, Tenant shall cooperate with Landlord in obtaining Applicable Environmental Laws approval of any transfer of the Building. Specifically in that regard, Tenant agrees that it shall (1) execute and deliver all affidavits, reports, responses to questions, applications or other filings required by Landlord and related to Tenant’s activities at the Premises, (2) allow inspections and testing of the Premises during normal business hours, and (3) as respects the Premises, perform any requirement reasonably requested by Landlord necessary for the receipt of approvals under Applicable Environmental Law, provided the foregoing shall be at no out-of-pocket cost or expense to Tenant except for clean-up and remediation costs arising from Tenant’s violation of this Article 9.
               (iv) The parties acknowledge and agree that, except as provided in subparagraph (iii)(B) above, pursuant to the provisions of Section 20(c) of ISRA, Tenant shall be, and is hereby, designated the party responsible (the “Party Responsible”) to comply with the requirements of ISRA (P.L. 1983, c.330) with respect to the Premises, and that as a result, the NJDEP may compel Tenant to so comply. In addition, any failure of Tenant to provide any information and submission as required under Section 20(a) and Section 20(c) of ISRA shall constitute a default under this Lease. Any assignee or subtenant of Tenant shall be deemed to have, and by entering into such assignment or sublease, and/or by entering into possession of the Premises, does hereby, acknowledge that they shall be the Party Responsible, jointly and severally with Tenant, under the provisions of this Lease.
               (v) In the event that Tenant is not obligated to comply with Article 9(b)(iii) for any reason, including without limitation inapplicability of ISRA to Tenant, then prior to the expiration or sooner termination of this Lease or any subletting of any portion of the Premises, Tenant shall, at Tenant’s expense, and at Landlord’s option:
                    (A) Obtain from the NJDEP a “non-applicability letter” confirming that the proposed termination, assignment or subletting shall not be subject to the requirements of ISRA. Any representation or certification made by Tenant in connection with the non-applicability letter request shall constitute a representation and warranty by Tenant in favor of Landlord and any misrepresentation or breach of warranty contained in Tenant’s request shall constitute a default under this Lease; provided, however, if a non-applicability letter is not issued due to factors relating solely to the Building or parties other than Tenant, then Tenant shall be deemed to have complied with this provision.
                    (B) If reasonably indicated by a reputable environmental consultant engaged by Landlord, at Landlord’s expense, Tenant shall remove “hazardous waste” or “hazardous waste” attributable to Tenant’s occupancy at the Premises in a manner which complies with NJDEP requirements under ISRA, at Tenant’s expense, as if ISRA applied to Tenant and/or the Premises.
               (vi) In the event Tenant is obligated, under this Article or otherwise, to perform and/or cooperate in performing any ISRA obligations and/or obtain and/or cooperate in obtaining any ISRA approval, by way of a non-applicability letter, “negative declaration”, the performance of an approved remedial action work plan, the obtaining of a no further action letter, the performance under a remediation agreement and/or otherwise (collectively the “ISRA Obligations”) and, prior to fully performing such ISRA Obligations, there occurs the scheduled expiration of the Term of this Lease or any other termination of this Lease (collectively, a “Lease Termination”), and in the event (i) Landlord is obligated to deliver possession to a new tenant and (ii) Landlord is prevented from being able to deliver lawful possession because of such failure of Tenant to fully perform same, then Tenant shall, following such Lease Termination, pay, at the time and in the manner Fixed Rent payments were due during the term, an amount equal to: (i) Fixed Rent at twice the rate in effect immediately prior to such Lease Termination; and (ii) Additional Rent as provided under the Lease until such time as all such ISRA Obligations have been fully completed.
          (c) Additional Terms. In the event of Tenant’s failure to comply in full with this Article, Landlord may, after written notice to Tenant and Tenant’s failure to cure within thirty (30) days of its receipt of such notice, at Landlord’s option, perform any and all of Tenant’s obligations as aforesaid and all costs and expenses incurred by Landlord in the exercise of this right shall be deemed to be Additional Rent payable on demand and with interest at the Default Rate. The parties acknowledge and agree that Tenant shall not be held responsible for any environmental issue at the Premises unless such issue was caused by an action or omission of Tenant or its agents, employees, consultants or invitees. This Article 9 shall survive the expiration or sooner termination of this Lease.
     10. TENANT’S ALTERATIONS.
          Tenant will not cut or drill into or secure any fixture, apparatus or equipment or make alterations, improvements or physical additions (collectively, “Alterations”) of any kind to any part of the Premises without first obtaining the written consent of Landlord, such consent not to be unreasonably withheld. Alterations shall, at Landlord’s option, be done by Landlord at Tenant’s sole cost and expense. Landlord’s consent shall not be required for (i) the installation of any office equipment or fixtures including internal partitions which do not require disturbance of any structural elements or systems (other than attachment thereto) within the Building or (ii) minor work, including decorations, which does not require disturbance of any structural elements or systems (other than attachment thereto) within the Building and which costs in the aggregate less than $50,000. If no approval is required or if Landlord approves Tenant’s Alterations and agrees to permit Tenant’s contractors to do the work, Tenant, prior to the commencement of labor or supply of any materials, must furnish to Landlord (i) a duplicate or original policy or certificates of insurance evidencing (a) general public liability insurance for personal injury and property damage in the minimum amount of $1,000,000.00 combined single limit, (b) statutory workman’s compensation insurance, and (c) employer’s liability insurance from each contractor to be employed (all such policies shall be non-cancelable without thirty (30) days prior written notice to Landlord and shall be in amounts and with companies satisfactory to Landlord); (ii) construction documents prepared and sealed by a registered New Jersey architect if such alteration causes the aggregate of all Alterations to be in excess of $50,000; (iii) all applicable building permits required by law; and (iv) an executed, effective Waiver of Mechanics Liens from such contractors and all sub-contractors in states allowing for such waivers or the cost of such alteration must be bonded by Tenant. In connection with all Alterations involving Landlord’s approval, Landlord shall be entitled to collect a construction management fee equal to 3% of the cost of the Alteration in connection with Landlord’s services in supervising and review of such Alternations. Any approval by Landlord permitting Tenant to do any or cause any work to be done in or about the Premises shall be and hereby is conditioned upon Tenant’s work being performed by workmen and mechanics working in harmony and not interfering with labor employed by Landlord, Landlord’s mechanics or their contractors or by any other tenant or their contractors. If at any time any of the workmen or mechanics performing any of Tenant’s work shall be unable to work in harmony or shall interfere with any labor employed by Landlord, other tenants or their respective mechanics and contractors, then the permission granted by Landlord to Tenant permitting Tenant to do or cause any work to be done in or about the Premises, may be withdrawn by Landlord upon forty-eight (48) hours written notice to Tenant.
     All Alterations (whether temporary or permanent in character) made in or upon the Premises, either by Landlord or Tenant, shall be Landlord’s property upon installation and shall remain on the Premises without compensation to Tenant unless Landlord provides written notice to Tenant to remove same at the expiration of the Lease, in which event Tenant shall promptly remove such Alterations and restore the Premises to good order and condition. All furniture, movable trade fixtures and equipment (including telephone, security and communication equipment system wiring and cabling) installed by Landlord at Tenant’s request, Tenant, its assignees and sublessees shall be removed by Tenant at the termination of this Lease. All such installations, removals and restoration shall be accomplished in a good and workmanlike manner so as not to damage the Premises or Building and in such manner so as not to disturb other tenants in the Building. If Tenant fails to remove any items required to be removed pursuant to this Article, Landlord may do so and the reasonable costs and expenses thereof shall be deemed Additional Rent hereunder and shall be reimbursed by Tenant to Landlord within fifteen (15) business days of Tenant’s receipt of an invoice therefor from Landlord.
     11. CONSTRUCTION LIENS.
          (a) Tenant will not suffer or permit any contractor’s, subcontractor’s or supplier’s lien (a “Construction Lien”) to be filed against the Premises or any part thereof by reason of work, labor services or materials supplied or claimed to have been supplied to Tenant; and if any Construction Lien shall at any time be filed against the Premises or any part thereof, Tenant, within ten (10) days after notice of the filing thereof, shall cause it to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such Construction Lien to be discharged within the period aforesaid, then in addition to any other right or remedy, Landlord may, but shall not be obligated to, discharge it either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount so paid by Landlord, plus all of Landlord’s costs and expenses associated therewith (including, without limitation, reasonable legal fees), shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand with interest from the date of advance by Landlord at the Default Rate.
          (b) Nothing in this Lease, or in any consent to the making of alterations or improvements shall be deemed or construed in any way as constituting authorization by Landlord for the making of any alterations or additions by Tenant within the meaning of Section 3 of the Construction Lien Law (P.L. 1993, c. 318) or any amendment thereof, or constituting a request by Landlord, express or implied, to any contractor, subcontractor or supplier for the performance of any labor or the furnishing of any materials for the use or benefit of Landlord.
     12. ASSIGNMENT AND SUBLETTING.
          (a) Subject to the remaining subsections of Article 12, except as expressly permitted pursuant to this section, Tenant shall not, without the prior written consent of Landlord, such consent not to be unreasonably withheld, assign, transfer or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. Subject to subparagraph 12(i) below, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law or by merger, consolidation or asset sale, without the written consent of Landlord.
          (b) If at any time or from time to time during the term of this Lease Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord of such desire, including the name, address and contact party for the proposed assignee or subtenant, a description of such party’s business history, the effective date of the proposed assignment or sublease (including the proposed occupancy date by the proposed assignee or sublessee), and in the instance of a proposed sublease, the square footage to be subleased, a floor plan professionally drawn to scale depicting the proposed sublease area, and a statement of the duration of the proposed sublease (which shall in any and all events expire by its terms prior to the scheduled expiration of this Lease, and immediately upon the sooner termination hereof). Landlord may, at its option, and in its sole and absolute discretion, exercisable by notice given to Tenant within forty-five (45) days next following Landlord’s receipt of Tenant’s notice (which notice from Tenant shall, as a condition of its effectiveness, include all of the above-enumerated information), elect to recapture the Premises if Tenant is proposing to sublet or assign the Premises or such portion as is proposed by Tenant to be sublet (and in each case, the designated and non-designated parking spaces included in this demise, or a pro-rata portion thereof in the instance of the recapture of less than all of the Premises), and terminate this Lease with respect to the space being recaptured. Notwithstanding the foregoing, Landlord shall not have the right to recapture on subleases of the Premises to Tenant’s Affiliate (defined below).
          (c) If Landlord elects to recapture the Premises or a portion thereof as aforesaid, then from and after the effective date thereof as approved by Landlord, after Tenant shall have fully performed such obligations as are enumerated herein to be performed by Tenant in connection with such recapture, and except as to obligations and liabilities accrued and unperformed (and any other obligations expressly stated in this Lease to survive the expiration or sooner termination of this Lease), Tenant shall be released of and from all lease obligations thereafter otherwise accruing with respect to the Premises (or such lesser portion as shall have been recaptured by Landlord). The Premises, or such portion thereof as Landlord shall have elected to recapture, shall be delivered by Tenant to Landlord free and clear of all furniture, furnishings, personal property and removable fixtures, with Tenant repairing and restoring any and all damage to the Premises resulting from the installation, handling or removal thereof, and otherwise in the same condition as Tenant is, by the terms of this Lease, required to redeliver the Premises to Landlord upon the expiration or sooner termination of this Lease. In the event of a sublease of less than all of the Premises, the cost of erecting any required demising walls, entrances and entrance corridors, and any other or further improvements required in connection therewith, including without limitation, modifications to HVAC, electrical, plumbing, fire, life safety and security systems (if any), painting, wallpapering and other finish items as may be acceptable to or specified by Landlord shall be shared 50% by Tenant and 50% by Landlord. All of the foregoing improvements shall be made in accordance with applicable legal requirements and Landlord’s then-standard base building specifications and shall be performed by Landlord’s contractors. Upon the completion of any recapture and termination as provided herein, Tenant’s Fixed Rent, Recognized Expenses and other monetary obligations hereunder shall be adjusted pro-rated based upon the reduced rentable square footage then comprising the Premises.
          (d) If Landlord provides written notification to Tenant electing not to recapture the Premises (or so much thereof as Tenant had proposed to sublease), then Tenant may proceed to market the designated space and may complete such transaction and execute an assignment of this Lease or a sublease agreement (in each case in form acceptable to Landlord) within a period of five (5) months next following Landlord’s notice to Tenant that it declines to recapture such space, provided that Tenant shall have first obtained in any such case the prior written consent of Landlord to such transaction, which consent shall not be unreasonably withheld. If, however, Tenant shall not have assigned this Lease or sublet the Premises with Landlord’s prior written consent as aforesaid within five (5) months next following Landlord’s notice to Tenant that Landlord declines to recapture the Premises (or such portion thereof as Tenant initially sought to sublease), then in such event, Tenant shall again be required to request Landlord’s consent to the proposed transaction, whereupon Landlord’s right to recapture the Premises (or such portion as Tenant shall desire to sublease) shall be renewed upon the same terms and as otherwise provided in subsection (b) above.

               For purposes of this Section 12(d), and without limiting the basis upon which Landlord may withhold its consent to any proposed assignment or sublease, the parties agree that it shall not be unreasonable for Landlord to withhold its consent to such assignment or sublease if: (i) the proposed assignee or sublessee shall have a net worth which is not acceptable to Landlord in Landlord’s reasonable discretion; (ii) the proposed assignee or sublessee shall have no reliable credit history or an unfavorable credit history, or other reasonable evidence exists that the proposed assignee or sublessee will experience difficulty in satisfying its financial or other obligations under this Lease; (iii) the proposed assignee of sublessee, in Landlord’s reasonable opinion, is not reputable and of good character; (iv) the portion of the Premises requested to be subleased renders the balance of the Premises unleasable as a separate area; (v) Tenant is proposing a sublease at a rental or subrental rate which is less than the then fair market rental rate for the portion of the Premises being subleased or assigned, or Tenant is proposing to assign or sublease to an existing tenant of the Building or another property owned by Landlord or by its partners, or to another prospect with whom Landlord or its partners, or their affiliates are then negotiating; (vi) the proposed assignee or sublessee will cause Landlord’s existing parking facilities to be reasonably inadequate, or in violation of code requirements, or require Landlord to increase the parking area or the number of parking spaces to meet code requirements, or the nature of such party’s business shall reasonably require more than four (4) parking spaces per 1,000 rentable square feet of floor space, or (vii) the nature of such party’s proposed business operation would or might reasonably permit or require the use of the Premises in a manner inconsistent with the “Permitted Use” specified herein, would or might reasonably otherwise be in conflict with express provisions of this Lease, would or might reasonably violate the terms of any other lease for the Building, or would, in Landlord’s reasonable judgement, otherwise be incompatible with other tenancies in the Building.
          (e) Any sums or other economic consideration received by Tenant as a result of any subletting, assignment or license (except rental or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the premises by Tenant for subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions) whether denominated rentals under the sublease or otherwise, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the premises subject to such sublease or assignment) shall be divided evenly between Landlord and Tenant, with Landlord’s portion being payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.
          (f) Regardless of Landlord’s consent, no subletting or assignment shall release Tenant of Tenant’s obligation or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rental by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.
          (g) In the event that (i) the Premises or any part thereof are sublet and Tenant is in default under this Lease, or (ii) this Lease is assigned by Tenant, then, Landlord may collect Rent from the assignee or subtenant and apply the net amount collected to the rent herein reserved; but no such collection shall be deemed a waiver of the provisions of this Article 12 with respect to assignment and subletting, or the acceptance of such assignee or subtenant as Tenant hereunder, or a release of Tenant from further performance of the covenants herein contained.
          (h) In connection with each proposed assignment or subletting of the Premises by Tenant, Tenant shall pay to Landlord (i) an administrative fee of $250 per request (including requests for non-disturbance agreements and Landlord’s or its lender’s waivers) in order to defer Landlord’s administrative expenses arising from such request, plus (ii) Landlord’s reasonable attorneys’ fees.

          (i) Tenant may, after notice to, but without the consent of Landlord, assign this Lease to an affiliate (i.e., an entity, 50% or more of whose ownership interest is owned by the same owners owning 50% or more of Tenant’s ownership interest), parent or subsidiary corporation of Tenant(“Affiliate”), or to an entity to which it sells or assigns all or substantially all of its assets or ownership interests or with which it may be consolidated or merged , provided such purchasing, consolidated or merged entity shall, in writing, assume and agree to perform all of the obligations of Tenant under this Lease, shall have a net worth at least equal to that of Tenant as of the date hereof, and it shall deliver such assumption with a copy of such assignment to Landlord within ten (10) days thereafter, and provided further that Tenant shall not be released or discharged from any liability under this Lease by reason of such assignment.
          (j) Anything in this Article 12 to the contrary notwithstanding, no assignment or sublease shall be permitted under this Lease if Tenant is in default at the time of such assignment or has previously defaulted (irrespective of the fact that Tenant cured such default) more than twice in connection with any of its monetary obligations under this Lease and such monetary defaults aggregate in excess of $20,000.
     13. LANDLORD’S RIGHT OF ENTRY.
          Landlord and persons authorized by Landlord may enter the Premises at all reasonable times upon reasonable advance notice (except in the case of an emergency in which case no prior notice is necessary) for the purpose of inspections, repairs, alterations to adjoining space, appraisals, or other reasonable purposes; including enforcement of Landlord’s rights under this Lease. Landlord shall not be liable for inconvenience to or disturbance of Tenant by reason of any such entry; provided, however, that in the case of repairs or work, such shall be done, so far as practicable, so as to not unreasonably interfere with Tenant’s use of the Premises. Provided, however, that such efforts shall not require Landlord to use overtime labor unless Tenant shall pay for the increased costs to be incurred by Landlord for such overtime labor. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective purchaser and/or mortgagee. Landlord also shall have the right to enter the Premises at all reasonable times after giving prior oral notice to Tenant, to exhibit the Premises to any prospective tenants.
     14. REPAIRS AND MAINTENANCE.
          (a) Except as specifically otherwise provided in subparagraphs (b) and (c) of this Article, Tenant, at its sole cost and expense and throughout the Term of this Lease, shall keep and maintain the Premises in good order and condition, free of accumulation of dirt and rubbish, and shall promptly make all non-structural repairs necessary to keep and maintain such good order and condition. Tenant shall have the option of replacing lights, ballasts, tubes, ceiling tiles, outlets and similar equipment itself or it shall have the ability to advise Landlord of Tenant’s desire to have Landlord make such repairs. If requested by Tenant, Landlord shall make such repairs to the Premises within a reasonable time of notice to Landlord and shall charge Tenant for such services at Landlord’s standard rate (such rate to be competitive with the market rate for such services). When used in this Article 14, the term “repairs” shall include replacements and renewals when necessary. All repairs made by Tenant shall utilize materials and equipment which are at least equal in quality and usefulness to those originally used in constructing the Building and the Premises.
          (b) Landlord, throughout the Term of this Lease and at Landlord’s sole cost and expenses, shall make all necessary repairs to the footings and foundations and the structural steel columns and girders forming a part of the Premises.
          (c) Landlord shall maintain all HVAC systems, plumbing and electric systems serving the Building and the Premises other than Tenant’s specialty HVAC system or electrical system which shall be maintained exclusively by Tenant at Tenant’s sole cost and expense. Tenant’s Allocated Share of Landlord’s cost for HVAC, electric and plumbing service, maintenance and repairs, as limited under Article 6 with respect to capital expenditures, shall be included as a portion of Recognized Expenses as provided in Article 6 hereof.

          (d) Landlord, throughout the Term of this Lease, shall make all necessary repairs to the Building outside of the Premises and the common areas, including the roof, walls, exterior portions of the Premises and the Building, utility lines, equipment and other utility facilities in the Building, which serve more than one tenant of the Building, and to any driveways, sidewalks, curbs, loading, parking and landscaped areas, and other exterior improvements for the Building; provided, however, that Landlord shall have no responsibility to make any repairs unless and until Landlord receives written notice of the need for such repair or Landlord has actual knowledge of the need to make such repair. Tenant shall pay its Allocated Share of the cost of all repairs, as limited under Article 6 with respect to capital repairs, to be performed by Landlord pursuant to this Article 14(d) as Additional Rent as provided in Article 6 hereof.
          (e) Landlord shall keep and maintain all common areas appurtenant to the Building and any sidewalks, parking areas, curbs and access ways adjoining the Property in a clean and orderly condition, free of accumulation of dirt, rubbish, snow and ice, and shall keep and maintain all landscaped areas in a neat and orderly condition. Tenant shall pay its Allocated Share of the cost of all work to be performed by Landlord pursuant to this subaragraph (e) as Additional Rent as provided in Article 6 hereof. Landlord’s obligation to provide snow removal services shall be limited to the parking areas and the sidewalk entrances to the Building.
          (f) Notwithstanding anything herein to the contrary, repairs to the Premises, Building or Project and its appurtenant common areas made necessary by a negligent or willful act or omission of Tenant or any employee, agent, contractor, or invitee of Tenant shall be made at the sole cost and expense of Tenant, except to the extent of insurance proceeds received by Landlord.
          (g) Landlord shall provide Tenant with janitorial services for the Premises Monday through Friday of each week in accordance with the guidelines set forth in Exhibit “D” attached hereto and the Tenant shall pay its Allocated Share of the cost thereof as Additional Rent as provided in Article 6 hereof.
          (h) Notwithstanding the foregoing to the contrary, in the event that Tenant is not satisfied with the maintenance, repair and janitorial services for the Premises provided by the Landlord, and such service is not corrected within sixty (60) days following receipt by Landlord of written notice setting forth the precise nature of the deficiencies, then Tenant shall have the right, at its expense, to provide for its own maintenance, repair and janitorial services of the Premises, which shall be performed in a manner consistent with first class office buildings, and in such event, the cost of performing such services shall be deducted from the Recognized Expenses.
     15. INSURANCE; SUBROGATION RIGHTS.
          (a) Tenant shall obtain and keep in force at all times during the term hereof, at its own expense, commercial general liability insurance including contractual liability and personal injury liability and all similar coverage, with combined single limits of $3,000,000.00 on account of bodily injury to or death of one or more persons as the result of any one accident or disaster and on account of damage to property, or in such other amounts as Landlord may from time to time require. Tenant shall also require its movers to procure and deliver to Landlord a certificate of insurance naming Landlord as an additional insured.
          (b) Tenant shall, at its sole cost and expense, maintain in full force and effect on all Tenant’s trade fixtures, equipment and personal property on the Premises, a policy of “special form” property insurance covering the full replacement value of such property.
          (c) All liability insurance required hereunder shall not be subject to cancellation without at least thirty (30) days prior notice to all insureds, and shall name Landlord, Brandywine Realty Trust, Landlord’s Agent and Tenant as insureds, as their interests may appear, and, if requested by Landlord, shall also name as an additional insured any mortgagee or holder of any mortgage which may be or become a lien upon any part of the Premises. Prior to the commencement of the Term, Tenant shall provide Landlord with certificates which evidence that the coverages required have been obtained for the policy periods. Tenant shall also furnish to Landlord throughout the term hereof replacement certificates at least thirty (30) days prior to the expiration dates of the then current policy or policies. All the insurance required under this Lease shall be issued by insurance companies authorized to do business in the State of New Jersey with a financial rating of at least an A-VII as rated in the most recent edition of Best’s Insurance Reports and in business for the past five years. The limit of any such insurance shall not limit the liability of Tenant hereunder. If Tenant fails to procure and maintain such insurance, Landlord may, but shall not be required to, procure and maintain the same, at Tenant’s expense to be reimbursed by Tenant as Additional Rent within ten (10) days of written demand. Any deductible under such insurance policy or self-insured retention under such insurance policy in excess of Twenty Five Thousand ($25,000) must be approved by Landlord in writing prior to issuance of such policy. Tenant shall not self-insure without Landlord’s prior written consent. The policy limits set forth herein shall be subject to periodic review, and Landlord reserves the right to require that Tenant increase the liability coverage limits if, in the reasonable opinion of Landlord, the coverage becomes inadequate or is less than commonly maintained by tenants of similar buildings in the area making similar uses.
          (d) Landlord shall obtain and maintain the following insurance during the Term of this Lease: (i) replacement cost insurance including “special form” property insurance on the Building and on the Project, (ii) builder’s risk insurance for the Landlord Work to be constructed by Landlord in the Project, and (iii) commercial general liability insurance (including bodily injury and property damage) covering Landlord’s operations at the Project in amounts reasonably required by the Landlord’s lender or Landlord.
          (e) Each party hereto, and anyone claiming through or under them by way of subrogation, waives and releases any cause of action it might have against the other party and Brandywine Realty Trust and their respective employees, officers, members, partners, trustees and agents, on account of any loss or damage that is insured against under any insurance policy required to be obtained hereunder (to the extent that such loss or damage is recoverable under such insurance policy) that covers the Project, Building or Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements or business and which names Landlord and Brandywine Realty Trust or Tenant, as the case may be, as a party insured. Each party hereto agrees that it will cause its insurance carrier to endorse all applicable policies waiving the carrier’s right of recovery under subrogation or otherwise against the other party. During any period while such waiver of right of recovery is in effect, each party shall look solely to the proceeds of such policies for compensation for loss, to the extent such proceeds are paid under such policies.
     16. INDEMNIFICATION.
          (a) Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and their respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all reasonable attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Tenant’s improper use of the Premises, (ii) the improper conduct of Tenant’s business, (iii) any activity, work or things done, permitted or suffered by Tenant or its agents, licensees or invitees in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Tenant’s part to be performed under the terms of this Lease, and (v) any negligence or willful act of Tenant or any of Tenant’s agents, contractors, employees or invitees. Without limiting the generality of the foregoing, Tenant’s obligations shall include any case in which Landlord, Brandywine Realty Services Corp. or Brandywine Realty Trust shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall defend, indemnify and hold harmless Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Landlord, Brandywine Realty Services Corp. and Brandywine Realty Trust in connection with such litigation, after notice to Tenant and Tenant’s refusal to defend such litigation, and upon notice from Landlord shall defend the same at Tenant’s expense by counsel satisfactory to Landlord.
          (b) Landlord shall defend, indemnify and hold harmless Tenant and its respective employees and agents from and against any and all third-party claims, actions, damages, liability and expense (including all attorney’s fees, expenses and liabilities incurred in defense of any such claim or any action or proceeding brought thereon) arising from (i) Landlord’s improper use of the Premises, (ii) the improper conduct of Landlord’s business, (iii) any activity, work or things done, permitted or suffered by Landlord in or about the Premises or elsewhere contrary to the requirements of the Lease, (iv) any breach or default in the performance of any obligation of Landlord’s part to be performed under the terms of this Lease, and (v) any negligence or willful act of Landlord or any of Landlord’s agents, contractors, employees or invitees without limiting the generality of the foregoing, Landlord’s obligations shall include any case in which Tenant shall be made a party to any litigation commenced by or against Landlord, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Landlord shall defend, indemnify and hold harmless Tenant and shall pay all costs, expenses and reasonable attorney’s fees incurred or paid by Tenant in connection with such litigation, after notice to Landlord and Landlord’s refusal to defend such litigation, and upon notice from Tenant shall defend the same at Landlord’s expense by counsel satisfactory to Tenant.
     17. QUIET ENJOYMENT.
          Provided Tenant has performed all of the terms and conditions of this Lease, including the payment of Fixed Rent and Additional Rent, to be performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord, or anyone claiming by through or under Landlord under and subject to the terms and conditions of this Lease and of any mortgages now or hereafter affecting all of or any portion of the Premises.
     18. FIRE DAMAGE.
          (a) Except as provided below, in case of damage to the Premises by fire or other insured casualty, Landlord shall repair the damage. Such repair work shall be commenced promptly following notice of the damage and completed with due diligence, taking into account the time required for Landlord to effect a settlement with and procure insurance proceeds from the insurer, except for delays due to governmental regulation, scarcity of or inability to obtain labor or materials, intervening acts of God or other causes beyond Landlord’s reasonable control.
          (b) Notwithstanding the foregoing, if (i) the damage is of a nature or extent that, in Landlord’s reasonable judgment (to be communicated to Tenant within sixty (60) days from the date of the casualty), the repair and restoration work would require more than two hundred ten (210) consecutive days to complete after the casualty (assuming normal work crews not engaged in overtime), or (ii) if more than thirty (30%) percent of the total area of the Building is extensively damaged, or (iii) the casualty occurs in the last Lease Year of the Term and Tenant has not exercised a renewal right, either party shall have the right to terminate this Lease and all the unaccrued obligations of the parties hereto, by sending written notice of such termination to the other within ten (10) days of Tenant’s receipt of the notice from Landlord described above. Such notice is to specify a termination date no less than fifteen (15) days after its transmission.
          (c) If the insurance proceeds received by Landlord as dictated by the terms and conditions of any financing then existing on the Building, (excluding any rent insurance proceeds) would not be sufficient to pay for repairing the damage or are required to be applied on account of any mortgage which encumbers any part of the Premises or Building, or if the nature of loss is not covered by Landlord’s fire insurance coverage, Landlord may elect either to (i) repair the damage as above provided notwithstanding such fact or (ii) terminate this Lease by giving Tenant notice of Landlord’s election as aforesaid.
          (d) In the event Landlord has not completed restoration of the Premises within two hundred ten (210) days from the date of casualty (subject to delay due to weather conditions, shortages of labor or materials or other reasons beyond Landlord’s control, Tenant may terminate this Lease by written notice to Landlord within thirty (30) business days following the expiration of such 210 day period (as extended for reasons beyond Landlord’s control as provided above) unless, within thirty (30) business days following receipt of such notice, Landlord has substantially completed such restoration and delivered the Premises to Tenant for occupancy. Notwithstanding the foregoing, in the event Tenant is responsible for the aforesaid casualty, Tenant shall not have the right to terminate this Lease if Landlord is willing to rebuild and restore the Premises.

          (e) In the event of damage or destruction to the Premises or any part thereof, Tenant’s obligation to pay Fixed Rent and Additional Rent shall be equitably adjusted or abated.
     19. SUBORDINATION; RIGHTS OF MORTGAGEE.
          (a) Landlord represents to Tenant that, as of the date of this Lease, no mortgage encumbers the Building or the Premises. This Lease shall be subject and subordinate at all times to the lien of any mortgages hereafter placed upon the Premises, Building and/or Project and land of which they are a part without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination, provided that the holder of such mortgage executes and delivers a subordination, attornment and nondisturbance agreement (“Nondisturbance Agreement”) on its standard form, which provides, inter alia, that the leasehold estate granted to Tenant under this Lease will not be terminated or disturbed by reason of the foreclosure of the mortgage held by Landlord’s Mortgagee, so long as Tenant shall not be in default under this Lease and shall pay all sums due under this Lease without offsets or defenses thereto and shall fully perform and comply with all of the terms, covenants and conditions of this Lease on the part of Tenant to be performed and/or complied with, and in the event a mortgagee or its respective successor or assigns shall enter into and lawfully become possessed of the Premises covered by this Lease and shall succeed to the rights of Landlord hereunder, Tenant will attorn to the successor as its landlord under this Lease and, upon the request of such successor landlord, Tenant will execute and deliver an attornment agreement in favor of the successor landlord. Tenant further agrees to execute and deliver upon demand such further instrument or instruments evidencing such subordination of this Lease to the lien of any such mortgage and such further instrument or instruments of attornment as shall be desired by any mortgagee or proposed mortgagee or by any other person. Notwithstanding the foregoing, any mortgagee may at any time subordinate its mortgage to this Lease, without Tenant’s consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such mortgage without regard to their respective dates of execution and delivery and in that event such mortgagee shall have the same rights with respect to this Lease as though it had been executed prior to the execution and delivery of the mortgage.
          (b) In the event Landlord shall be or is alleged to be in default of any of its obligations owing to Tenant under this Lease, Tenant agrees to give to the holder of any mortgage (collectively the “Mortgagee”) hereafter placed upon the Premises, Building and/or Project, notice by overnight mail of any such default which Tenant shall have served upon Landlord, provided that prior thereto Tenant has been notified in writing (by way of Notice of Assignment of Rents and/or Leases or otherwise in writing to Tenant) of the name and addresses of any such Mortgagee. Tenant shall not be entitled to exercise any right or remedy as there may be because of any default by Landlord without having given such notice to the Mortgagee; and Tenant further agrees that if Landlord shall fail to cure such default the Mortgagee shall have forty-five (45) additional days (measured from the later of the date on which the default should have been cured by Landlord or the Mortgagee’s receipt of such notice from Tenant), within which to cure such default, provided that if such default be such that the same could not be cured within such period and Mortgagee is diligently pursuing the remedies necessary to effectuate the cure (including but not limited to foreclosure proceedings if necessary to effectuate the cure); then Tenant shall not exercise any right or remedy as there may be arising because of Landlord’s default, including but not limited to, termination of this Lease as may be expressly provided for herein or available to Tenant as a matter of law, if the Mortgagee either has cured the default within such time periods, or as the case may be, has initiated the cure of same within such period and is diligently pursuing the cure of same as aforesaid.
     20. CONDEMNATION.
          (a) If more than (i) fifteen (15%) percent of the floor area of the Premises or (ii) fifty (50%) percent of the parking area serving the Building is taken or condemned for a public or quasi-public use (a sale in lieu of condemnation to be deemed a taking or condemnation for purposes of this Lease), this Lease shall, at either party’s option, terminate as of the date title to the condemned real estate vests in the condemnor, and the Fixed Rent and

Additional Rent herein reserved shall be apportioned and paid in full by Tenant to Landlord to that date and all rent prepaid for period beyond that date shall forthwith be repaid by Landlord to Tenant and neither party shall thereafter have any liability hereunder.
          (b) If less than (i) fifteen (15%) percent of the floor area of the Premises or (ii) fifty (50%) percent of the parking area serving the Building is taken or if neither Landlord nor Tenant have elected to terminate this Lease pursuant to the preceding sentence, Landlord shall do such work as may be reasonably necessary to restore the portion of the Premises not taken to tenantable condition for Tenant’s uses, but shall not be required to expend more than the net award Landlord reasonably expects to be available for restoration of the Premises. If Landlord determines that the damages available for restoration of the Building and/or Project will not be sufficient to pay the cost of restoration, or if the condemnation damage award is required to be applied on account of any mortgage which encumbers any part of the Premises, Building and/or Project, Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice specifying the termination date.
          (c) If this Lease is not terminated after any such taking or condemnation, the Fixed Rent and the Additional Rent shall be equitably reduced in proportion to the area of the Premises which has been taken for the balance of the Term.
          (d) If a part or all of the Premises shall be taken or condemned, all compensation awarded upon such condemnation or taking shall go to Landlord and Tenant shall have no claim thereto other than Tenant’s damages associated with moving, storage and relocation; and Tenant hereby expressly waives, relinquishes and releases to Landlord any claim for damages or other compensation to which Tenant might otherwise be entitled because of any such taking or limitation of the leasehold estate hereby created, and irrevocably assigns and transfers to Landlord any right to compensation of all or a part of the Premises or the leasehold estate.
     21. ESTOPPEL CERTIFICATE.
          Each party agrees at any time and from time to time, within fifteen (15) days after the other party’s written request, to execute, acknowledge and deliver to the other party a written instrument in recordable form certifying all information reasonably requested, including but not limited to, the following: that this Lease is unmodified and in full force and effect (or if there have been modifications, that it is in full force and effect as modified and stating the modifications), the Commencement Date, the expiration date of this Lease, the square footage of the Premises, the rental rates applicable to the Premises, the dates to which Rent, Additional Rent, and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the party signing such certificate, the requesting party is in default in the performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge. It is intended that any such certification and statement delivered pursuant to this Article may be relied upon by any prospective purchaser of the Project or any mortgagee thereof or any assignee of Landlord’s interest in this Lease or of any mortgage upon the fee of the Premises or any part thereof.
     22. DEFAULT.
          If:
          (a) Tenant fails to pay any installment of Fixed Rent or any amount of Additional Rent when due; provided, however, Landlord shall provide written notice of the failure to pay such Rent and Tenant shall have a five (5) business day grace period from its receipt of such Landlord’s notice (facsimile receipt being deeded to be notice hereunder) within which to pay such Rent without creating a default hereunder. The late fee set forth in Article 5 hereof shall be due on the first day after such payment is due irrespective of the foregoing notice and grace period. No additional notice shall be required thereafter and Landlord shall be entitled to immediately exercise its remedies hereunder if payment is not received during the grace period,
          (b) Tenant “vacates” the Premises (other than in the case of a permitted subletting or assignment) or permits the same to be unoccupied for a period in excess of thirty (30) days,

          (c) Tenant fails to bond over a construction or mechanics lien within the time period set forth in Article 11,
          (d) Tenant fails to observe or perform any of Tenant’s other non-monetary agreements or obligations herein contained within thirty (30) days after written notice specifying the default, or the expiration of such additional time period as is reasonably necessary to cure such default, provided Tenant immediately commences and thereafter proceeds with all due diligence and in good faith to cure such default,
          (e) Tenant makes any assignment for the benefit of creditors,
          (f) a petition is filed or any proceeding is commenced against Tenant or by Tenant under any federal or state bankruptcy or insolvency law and such petition or proceeding is not dismissed within thirty (30) days,
          (g) a receiver or other official is appointed for Tenant or for a substantial part of Tenant’s assets or for Tenant’s interests in this Lease,
          (h) any attachment or execution against a substantial part of Tenant’s assets or of Tenant’s interests in this Lease remains unstayed or undismissed for a period of more than ten (10) days, or
          (i) a substantial part of Tenant’s assets or of Tenant’s interest in this Lease is taken by legal process in any action against Tenant, then, in any such event, an Event of Default shall be deemed to exist and Tenant shall be in default hereunder.
          If an Event of Default shall occur, the following provisions shall apply and Landlord shall have, in addition to all other rights and remedies available at law or in equity, the rights and remedies set forth therein, which rights and remedies may be exercised upon or at any time following the occurrence of an Event of Default unless, prior to such exercise, Landlord shall agree in writing with Tenant that the Event(s) of Default has been cured by Tenant in all respects.
          (a) Acceleration of Rent. By notice to Tenant, Landlord shall have the right to accelerate all Fixed Rent and all expense installments due hereunder and otherwise payable in installments over the remainder of the Term, and, at Landlord’s option, any other Additional Rent to the extent that such Additional Rent can be determined and calculated to a fixed sum; and the amount of accelerated rent to the termination date, without further notice or demand for payment, shall be due and payable by Tenant within five (5) days after Landlord has so notified Tenant, such amount collected from Tenant shall be discounted to present value using an interest rate of six percent (6%) per annum. Additional Rent which has not been included, in whole or in part, in accelerated rent, shall be due and payable by Tenant during the remainder of the Term, in the amounts and at the times otherwise provided for in this Lease.
          Notwithstanding the foregoing or the application of any rule of law based on election of remedies or otherwise, if Tenant fails to pay the accelerated rent in full when due, Landlord thereafter shall have the right by notice to Tenant, (i) to terminate Tenant’s further right to possession of the Premises and (ii) to terminate this Lease under subparagraph (b) below; and if Tenant shall have paid part but not all of the accelerated rent, the portion thereof attributable to the period equivalent to the part of the Term remaining after Landlord’s termination of possession or termination of this Lease shall be applied by Landlord against Tenant’s obligations owing to Landlord, as determined by the applicable provisions of subparagraphs (c) and (d) below.
          (b) Termination of Lease. By notice to Tenant, Landlord shall have the right to terminate this Lease as of a date specified in the notice of termination and in such case, Tenant’s rights, including any based on any option to renew, to the possession and use of the Premises shall end absolutely as of the termination date; and this

Lease shall also terminate in all respects except for the provisions hereof regarding Landlord’s damages and Tenant’s liabilities arising prior to, out of and following the Event of Default and the ensuing termination.
          Following such termination and the notice of same provided above (as well as upon any other termination of this Lease by expiration of the Term or otherwise) Landlord immediately shall have the right to recover possession of the Premises; and to that end, Landlord may enter the Premises and take possession, without the necessity of giving Tenant any notice to quit or any other further notice, with or without legal process or proceedings, and in so doing Landlord may remove Tenant’s property (including any improvements or additions to the Premises which Tenant made, unless made with Landlord’s consent which expressly permitted Tenant to not remove the same upon expiration of the Term), as well as the property of others as may be in the Premises, and make disposition thereof in such manner as Landlord may deem to be commercially reasonable and necessary under the circumstances.
          (c) Tenant’s Continuing Obligations/Landlord’s Reletting Rights.
               (i) Unless and until Landlord shall have terminated this Lease under subparagraph (b) above, Tenant shall remain fully liable and responsible to perform all of the covenants and to observe all the conditions of this Lease throughout the remainder of the Term to the early termination date; and, in addition, Tenant shall pay to Landlord, upon demand and as Additional Rent, the total sum of all costs, losses, damages and expenses, including reasonable attorneys’ fees, as Landlord incurs, directly or indirectly, because of any Event of Default having occurred.
               (ii) If Landlord either terminates Tenant’s right to possession without terminating this Lease or terminates this Lease and Tenant’s leasehold estate as above provided, then, subject to the provisions below, Landlord shall have the unrestricted right to relet the Premises or any part(s) thereof to such tenant(s) on such provisions and for such period(s) as Landlord may deem appropriate. Landlord agrees, however, to use reasonable efforts to mitigate its damages, provided that Landlord shall not be liable to Tenant for its inability to mitigate damages if it shall endeavor to relet the Premises in like manner as it offers other comparable vacant space or property available for leasing to others in the Project of which the Building is a part. If Landlord relets the Premises after such a default, the costs recovered from Tenant shall be reallocated to take into consideration any additional rent which Landlord receives from the new tenant which is in excess to that which was owed by Tenant.
          (d) Landlord’s Damages.
               (i) The damages which Landlord shall be entitled to recover from Tenant shall be the sum of:
                    (A) all Fixed Rent and Additional Rent accrued and unpaid as of the termination date; and
                    (B) (i) all costs and expenses incurred by Landlord in recovering possession of the Premises, including removal and storage of Tenant’s property, (ii) the costs and expenses of restoring the Premises to the condition in which the same were to have been surrendered by Tenant as of the expiration of the Term, and (iii) the costs of reletting commissions; and
                    (C) all Fixed Rent and Additional Rent (to the extent that the amount(s) of Additional Rent has been then determined) otherwise payable by Tenant over the remainder of the Term as reduced to present value.
Less deducting from the total determined under subparagraphs (A), (B) and (C) all Rent and all other Additional Rent to the extent determinable as aforesaid, (to the extent that like charges would have been payable by Tenant) which Landlord receives from other tenant(s) by reason of the leasing of the Premises or part during or attributable to any period falling within the otherwise remainder of the Term.

               (ii) The damage sums payable by Tenant under the preceding provisions of this subparagraph (d) shall be payable on demand from time to time as the amounts are determined; and if from Landlord’s subsequent receipt of rent as aforesaid from reletting, there be any excess payment(s) by Tenant by reason of the crediting of such rent thereafter received, the excess payment(s) shall be refunded by Landlord to Tenant, without interest.
               (iii) Landlord may enforce and protect the rights of Landlord hereunder by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, and for the enforcement of any other appropriate legal or equitable remedy, including, without limitation, injunctive relief, and for recovery of consequential damages and all moneys due or to become due from Tenant under any of the provisions of this Lease.
          (e) Landlord’s Right to Cure. Without limiting the generality of the foregoing, if Tenant shall be in default in the performance of any of its obligations hereunder, Landlord, without being required to give Tenant any notice or opportunity to cure, may (but shall not be obligated to do so), in addition to any other rights it may have in law or in equity, cure such default on behalf of Tenant, and Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord in curing such default, including reasonable attorneys’ fees and other legal expenses, together with interest at 10% per annum Rate from the dates of Landlord’s incurring of costs or expenses.
          (f) Interest on Damage Amounts. Any sums payable by Tenant hereunder, which are not paid after the same shall be due, shall bear interest from that day until paid at the rate of four (4%) percent over the then Prime Rate as published daily under the heading “Money Rates” in The Wall Street Journal, unless such rate be usurious as applied to Tenant, in which case the highest permitted legal rate shall apply (the “Default Rate”).
          (g) Landlord’s Statutory Rights. Landlord shall have all rights and remedies now or hereafter existing at law or in equity with respect to the enforcement of Tenant’s obligations hereunder and the recovery of the Premises. No right or remedy herein conferred upon or reserved to Landlord shall be exclusive of any other right or remedy, but shall be cumulative and in addition to all other rights and remedies given hereunder or now or hereafter existing at law. Landlord shall be entitled to injunctive relief in case of the violation, or attempted or threatened violation, of any covenant, agreement, condition or provision of this Lease, or to a decree compelling performance of any covenant, agreement, condition or provision of this Lease.
          (h) Remedies Not Limited. Nothing herein contained shall limit or prejudice the right of Landlord to exercise any or all rights and remedies available to Landlord by reason of default or to prove for and obtain in proceedings under any bankruptcy or insolvency laws, an amount equal to the maximum allowed by any law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damage referred to above.
          (i) No Waiver by Landlord. No delay or forbearance by Landlord in exercising any right or remedy hereunder, or Landlord’s undertaking or performing any act or matter which is not expressly required to be undertaken by Landlord shall be construed, respectively, to be a waiver of Landlord’s rights or to represent any agreement by Landlord to undertake or perform such act or matter thereafter. Waiver by Landlord of any breach by Tenant of any covenant or condition herein contained (which waiver shall be effective only if so expressed in writing by Landlord) or failure by Landlord to exercise any right or remedy in respect of any such breach shall not constitute a waiver or relinquishment for the future of Landlord’s right to have any such covenant or condition duly performed or observed by Tenant, or of Landlord’s rights arising because of any subsequent breach of any such covenant or condition nor bar any right or remedy of Landlord in respect of such breach or any subsequent breach. Landlord’s receipt and acceptance of any payment from Tenant which is tendered not in conformity with the provisions of this Lease or following an Event of Default (regardless of any endorsement or notation on any check or any statement in any letter accompanying any payment) shall not operate as an accord and satisfaction or a waiver of the right of

Landlord to recover any payments then owing by Tenant which are not paid in full, or act as a bar to the termination of this Lease and the recovery of the Premises because of Tenant’s previous default.
     23. INTENTIONALLY OMITTED PRIOR TO EXECUTION.
     24. LANDLORD’S REPRESENTATIONS AND WARRANTIES.
          Landlord represents and warrants to Tenant that: (a) Landlord is the owner of the Building and the Project; (b) Landlord has the authority to enter into this Lease and (c) the person executing this Lease is duly authorized to execute and deliver this Lease on behalf of Landlord.
     25. SURRENDER.
          Tenant shall, at the expiration of the Term, promptly quit and surrender the Premises in good order and condition and in conformity with the applicable provisions of this Lease, excepting only reasonable wear and tear and damage by fire or other insured casualty. Tenant shall have no right to hold over beyond the expiration of the Term and in the event Tenant shall fail to deliver possession of the Premises as herein provided, such occupancy shall not be construed to effect or constitute other than a tenancy at sufferance. During any period of occupancy beyond the expiration of the Term the amount of rent owed to Landlord by Tenant shall automatically become one hundred fifty (150%) percent of the sum of the Rent and all Additional Rent as those sums are at that time calculated under the provisions of the Lease. If Tenant fails to surrender the space within six (6) months days of the termination date, Landlord may elect to automatically extend the Term for an additional month, at Landlord’s option, with a Rent of two hundred percent (200%) the sum of the Rent and Additional Rent as those sums are at that time calculated under the provisions of the Lease. The acceptance of rent by Landlord or the failure or delay of Landlord in notifying or evicting Tenant following the expiration or sooner termination of the Term shall not create any tenancy rights in Tenant and any such payments by Tenant may be applied by Landlord against its costs and expenses, including attorney’s fees, incurred by Landlord as a result of such holdover.
     26. RULES AND REGULATIONS.
          Tenant agrees that at all times during the terms of this Lease (as same may be extended) it, its employees, agents, invitees and licenses shall comply with all rules and regulations specified on Exhibit “C” attached hereto and made a part hereof, together with all reasonable Rules and Regulations as Landlord may from time to time promulgate provided they do not increase the financial burdens of Tenant or unreasonably restrict Tenant’s rights under this Lease. Tenant’s right to dispute the reasonableness of any changes in or additions to the Rules and Regulations shall be deemed waived unless asserted to Landlord within ten (10) business days after Landlord shall have given Tenant written notice of any such adoption or change. In case of any conflict or inconsistency between the provisions of this Lease and any Rules and Regulations, the provisions of this Lease shall control. Landlord shall have no duty or obligation to enforce any Rule and Regulation, or any term, covenant or condition of any other lease, against any other tenant, and Landlord’s failure or refusal to enforce any Rule or Regulation or any term, covenant of condition of any other lease against any other tenant shall be without liability of Landlord to Tenant. However, if Landlord does enforce Rules or Regulations, Landlord shall endeavor to enforce same equally in a non-discriminatory manner.
     27. GOVERNMENTAL REGULATIONS.
          (a) Tenant shall, in the use and occupancy of the Premises and the conduct of Tenant’s business or profession therein, at all times comply with all applicable laws, ordinances, orders, notices, rules and regulations of the federal, state and municipal governments, or any of their departments and the regulations of the insurers of the Premises, Building and/or Project.
          (b) Without limiting the generality of the foregoing, Tenant shall (i) obtain, at Tenant’s expense, before engaging in Tenant’s business or profession within the Premises, all necessary licenses and permits including

(but not limited to) state and local business licenses or permits, and (ii) remain in compliance with and keep in full force and effect at all times all licenses, consents and permits necessary for the lawful conduct of Tenant’s business or profession at the Premises. Tenant shall pay all personal property taxes, income taxes and other taxes, assessments, duties, impositions and similar charges which are or may be assessed, levied or imposed upon Tenant and which, if not paid, could be liened against the Premises or against Tenant’s property therein or against Tenant’s leasehold estate.
          (c) Landlord shall be responsible for compliance with Title III of the Americans with Disabilities Act of l990, 42 U.S.C. §12181 et seq. and its regulations, (collectively, the “ADA”) (i) as to the design and construction of exterior common areas (e.g. sidewalks and parking areas) and (ii) with respect to the initial design and construction by Landlord of Landlord’s Work (as defined in Article 4 hereof). Except as set forth above in the initial sentence hereto, Tenant shall be responsible for compliance with the ADA in all other respects concerning the use and occupancy of the Premises, which compliance shall include, without limitation (i) provision for full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of the Premises as contemplated by and to the extent required by the ADA, (ii) compliance relating to requirements under the ADA or amendments thereto arising after the date of this Lease and (iii) compliance relating to the design, layout, renovation, redecorating, refurbishment, alteration, or improvement to the Premises made or requested by Tenant at any time following completion of the Landlord’s Work.
     28. NOTICES.
          Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other party, such notice or demand shall be deemed to have been duly given or served if in writing and either: (i) personally served; (ii) delivered by pre-paid nationally recognized overnight courier service (e.g. Federal Express) with evidence of receipt required for delivery; (iii) forwarded by Registered or Certified mail, return receipt requested, postage prepaid; (iv) facsimile with a copy mailed by first class United States mail or (v) e-mailed with evidence of receipt and delivery of a copy of the notice by first class mail; in all such cases addressed to the parties at the addresses set forth in Article 1(k) hereof. Each such notice shall be deemed to have been given to or served upon the party to which addressed on the date the same is delivered or delivery is refused. Either party hereto may change its address to which said notice shall be delivered or mailed by giving written notice of such change to the other party hereto, as herein provided.
     29. BROKERS.
          Landlord and Tenant each represents and warrants to the other that such party has had no dealings, negotiations or consultations with respect to the Premises or this transaction with any broker or finder other than the Broker identified in Article 1(j); and that otherwise no broker or finder called the Premises to Tenant’s attention for lease or took any part in any dealings, negotiations or consultations with respect to the Premises or this Lease. Each party agrees to indemnify and hold the other harmless from and against all liability, cost and expense, including attorney’s fees and court costs, arising out of any misrepresentation or breach of warranty under this Article.
     30. CHANGE OF BUILDING/PROJECT NAME.
          Landlord reserves the right at any time and from time to time to change the name by which the Building and/or Project is designated. Landlord agrees to pay for the reasonably documented costs of stationery charges (including letterhead and cards) necessitated by any such name change, such cost not to exceed $2,500.
     31. LANDLORD’S LIABILITY.
          Landlord’s obligations hereunder shall be binding upon Landlord only for the period of time that Landlord is in ownership of the Building; and, upon termination of that ownership, Tenant, except as to any obligations which are then due and owing, shall look solely to Landlord’s successor in interest in the Building for the satisfaction of each and every obligation of Landlord hereunder. Landlord shall have no personal liability under any of the terms, conditions or covenants of this Lease and Tenant shall look solely to the equity of Landlord in the Building of which the Premises form a part for the satisfaction of any claim, remedy or cause of action accruing to Tenant as a result of the breach of any section of this Lease by Landlord. In addition to the foregoing, no recourse shall be had for an obligation of Landlord hereunder, or for any claim based thereon or otherwise in respect thereof, against any past, present or future trustee, member, partner, shareholder, officer, director, partner, agent or employee of Landlord, whether by virtue of any statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such other liability being expressly waived and released by Tenant with respect to the above-named individuals and entities.
     32. AUTHORITY.
          Tenant represents and warrants that (a) Tenant is duly organized, validly existing and legally authorized to do business in the State of New Jersey, (b) the persons executing this Lease are duly authorized to execute and deliver this Lease on behalf of Tenant, and (c) this Lease has been executed under seal in accordance with N.J.S.A. 2A:14-4.
     33. NO OFFER.
          The submission of the Lease by Landlord to Tenant for examination does not constitute a reservation of or option for the Premises or of any other space within the Building or in other buildings owned or managed by Landlord or its affiliates. This Lease shall become effective as a Lease only upon the execution and legal delivery thereof by both parties hereto.
     34. RENEWAL.
          Provided Tenant is neither in default at the time of exercise nor has Tenant ever been in default (irrespective of the fact that Tenant cured such default) of any monetary obligations under this Lease more than twice during the Term and such monetary default aggregates in excess of $20,000, and Tenant is fully occupying the Premises and the Lease is in full force and effect, Tenant shall have the right to renew this Lease for one (1) term of five (5) years beyond the end of the initial Term (a “Renewal Term”). Tenant shall furnish written notice of intent to renew not less than nine (9) months prior to the expiration of the Term, failing which, such renewal right shall be deemed waived; time being of the essence. The terms and conditions of this Lease during the Renewal Term shall remain unchanged except that the annual Fixed Rent for each Renewal Term shall be the Fair Market Rent (as such term is hereinafter defined). All factors regarding Additional Rent shall remain unchanged, and no Tenant Allowance shall be included in the absence of further agreement by the parties. Anything herein contained to the contrary notwithstanding, Tenant shall have no right to renew the term hereof other than or beyond the one (1), five (5) year term hereinabove described. It shall be a condition of each such Renewal Term that Landlord and Tenant shall have executed, not less than nine (9) months prior to the expiration of the then expiring term hereof, an appropriate amendment to this Lease, in form and content satisfactory to each of them, memorializing the extension of the term hereof for the next ensuing Renewal Term.
          For purposes of this Lease, “Fair Market Rent” shall mean the base rent, for comparable space. In determining the Fair Market Rent, Landlord, Tenant and any appraiser shall take into account applicable measurement and the loss factors, applicable lengths of lease term, differences in size of the space demised, the location of the Building and comparable buildings, amenities in the Building and comparable buildings, the ages of the Building and comparable buildings, differences in base years or stop amounts for operating expenses and tax escalations and other factors normally taken into account in determining Fair Market Rent. The Fair Market Rent shall reflect the level of improvement made or to be made by Landlord to the space and the Recognized Expenses and Taxes under this Lease. If Landlord and Tenant cannot agree on the Fair Market Rent, the Fair Market Rent shall be established by the following procedure: (1) Tenant and Landlord shall agree on a single MAI certified appraiser who shall have a minimum of ten (10) years experience in real estate leasing in the market in which the Premises is located, (2) Landlord and Tenant shall each notify the other (but not the appraiser), of its determination of such Fair Market Rent and the reasons therefor, (3) during the next seven (7) days both Landlord and Tenant shall prepare a written critique of the other’s determination and shall deliver it to the other party, (4) on the tenth (10th) day following delivery of the critiques to each other, Landlord’s and Tenant’s determinations and critiques (as originally submitted to the other party, with no modifications whatsoever) shall be submitted to the appraiser, who shall decide whether Landlord’s or Tenant’s determination of Fair Market Rent is more correct. The determinations so chosen shall be the Fair Market Rent. The appraiser shall not be empowered to choose any number other than the Landlord’s or Tenant’s. The fees of the appraiser shall be paid by the non-prevailing party.`
     35. RIGHT OF EXPANSION.
          Subject to (a) Tenant not being in default at the time of exercise nor Tenant ever being in default (irrespective of the fact that Tenant cured such default) of any monetary obligations under this Lease more than twice during the Term and such monetary defaults aggregate in excess of $20,000; (b) Tenant is fully occupying the Premises originally demised hereunder (c) the rights of other tenants within the Building from time to time, and (d) such limitations as are imposed by other tenant leases, upon Tenant’s written request, Landlord shall notify Tenant with regard to space that is or Landlord expects to become vacant and available for lease (i) on the first (which is contiguous with the portion of the Premises on the first floor of the Building, or (ii) on the third floor of the Building, and Landlord shall propose to Tenant the basic economic terms upon which Landlord would be prepared to entertain the negotiation of a new lease for such space (on all of the same terms and conditions as are set forth in this Lease, except as otherwise specified by Landlord) or an amendment to this Lease with which the parties would add such space to the description of the “Premises,” in either case for a term which would be coterminous with this Lease unless otherwise specified by Landlord, and which economic terms shall include the estimated date that the space shall be available for delivery, the Base Rent and the tenant allowance (if any) to be furnished to Tenant, whereupon Tenant shall have fifteen (15) days next following Landlord’s delivery of such notice within which to accept such terms, time being of the essence. Should Tenant accept such terms as are specified by Landlord, the parties shall negotiate the terms of a new lease, or an amendment to this Lease, to memorialize their agreement. In the absence of any further agreement by the parties, such additional space shall be delivered in “AS –IS” condition, and Rent for such additional space shall commence on that date which is the earlier of: (x) Tenant’s occupancy thereof, and (y) five (5) days after Landlord delivers such additional space to Tenant free of other tenants and occupants. If Tenant shall not accept Landlord’s terms within such fifteen (15) day period, or if the parties shall not have executed and delivered a mutually satisfactory new lease or lease amendment within thirty (30) days next following Landlord’s original notice under this Article 35, then Tenant’s rights to lease such space shall lapse and terminate, and Landlord may, at its discretion, lease such space on such terms and conditions as Landlord shall determine. Tenant’s rights hereunder shall not include the right to lease less than all of the space identified in Landlord’s notice.
     Anything herein contained to the contrary notwithstanding, Landlord may at any time modify or extend any existing or future tenant lease, or choose to use any space that is or about to become vacant within the Building for marketing or property management purposes, without in any such case notifying or offering such space to Tenant, or giving rise to any right of Tenant hereunder. Nothing contained in this Article 35 is intended nor may anything herein be relied upon by Tenant as a representation by Landlord as to the availability of expansion space within the Building at any time. In the event Landlord notifies Tenant of space and Tenant rejects such offer, Landlords obligations under this Article 35 shall terminate and this Article 35 shall be of no further force or effect.
     36. ROOF RIGHTS. So long as it (i) does not impact Landlord’s roof warranty and (ii) complies with all applicable laws, rules and regulations, Tenant, at Tenant’s sole cost and expense, shall have access to the roof of the Building in designated areas mutually agreed upon for the purpose of installation of microwave satellite, antenna and other communications devices or supplemental HVAC units (the “Roof Equipment”). Notwithstanding the foregoing, all such Roof Equipment shall be for the sole benefit of Tenant and Landlord, shall relate specifically to Tenant’s use of the Premises, and shall not be used as a switching station, amplification station or by other tenants or third parties. Tenant shall make a request for approval of the Roof Equipment hereunder by submission of specific plans and specifications for the work to be performed by Tenant. Landlord shall respond in writing within fifteen (15) business days from receipt of the same, advising Tenant of approved contractors and those portions of the work that are acceptable and disapproving those portions of the work that are, in Landlord’s judgment, reasonably exercised,unacceptable and with respect to the plans, specifying in detail the nature of Landlord’s objection. Tenant shall be solely responsible for all damages caused by its Roof Equipment, for the removal of all Roof Equipment and the restoration of the roof upon the expiration or early termination of this Lease unless directed in writing by Landlord otherwise. Landlord shall be named as an additional insured on all Tenant insurance relating to the Roof Equipment. All installation, repair, replacement and modification of the Roof Equipment shall be coordinated with Landlord, shall only use those approved contractors and shall be in accordance with the Rules and Regulations set forth herein.
     37. EARLY TERMINATION. Provided that Tenant is not in default of any obligations under this Lease, Tenant shall have the one time right to terminate this Lease effective as of the fifth anniversary of the Commencement Date (the “Termination Date”) upon the following terms and conditions:
          (a) The Tenant shall have the right to terminate the Lease by providing Landlord with no less than twelve (12) months prior written notice (the “Termination Notice”) of Tenant’s intention, which termination shall be effective on the Termination Date
          (b) The Termination Notice shall be accompanied by Tenant’s good check in an amount equal to the Termination Payment (defined below). For purposes hereof, the Termination Payment shall be determined as follows:
               (i) The entire cost of the Improvements and Leasing Commissions payable in connection with this Lease shall be deemed to be amortized over a period of eighty-four (84) months at an assumed interest rate of six (6%) percent per annum (the payments under the calculation are referred to as the “Amortization Schedule”).
               (ii) The Termination Payment shall be the principal balance due under the Amortization Schedule as of the Termination Date.
          (c) On the Termination Date, Tenant shall vacate the Premises and leave same in the condition required under this Lease, including but not limited to the removal of all cable and telecommunications lines from the Premises.
     If Tenant fails to vacate the Premises on the Termination Date or any of the other conditions to Tenant’s right of termination as set forth herein are not satisfied or waived by Landlord in writing, Tenant shall be deemed to have forever forfeited its right to terminate the Lease pursuant to the provisions of this Section 37. Time is of the Essence of this Section 37.
     38. TENANT FINANCIAL INFORMATION.
          Any time and from time to time during the Term (but not more than once during any twelve month period unless a default has occurred under this Lease or Landlord has a reasonable basis to suspect that Tenant has suffered a material adverse change in its financial position) upon not less than thirty (30) days prior written request from Landlord, Tenant shall deliver to Landlord Tenant’s most recent financial statement prepared either for Tenant’s lender or shareholders reflecting the financial condition of the Tenant, such information shall be certified by an officer of Tenant to be a fair and true presentation of Tenant’s current financial position. Landlord shall keep all information provided hereunder strictly confidential.
     39. MISCELLANEOUS PROVISIONS.
          (a) Successors. The respective rights and obligations provided in this Lease shall bind and inure to the benefit of the parties hereto, their successors and assigns; provided, however, that no rights shall inure to the benefit of any successors or assigns of Tenant unless Landlord’s written consent for the transfer to such successor and/or assignee has first been obtained as provided in Article 12 hereof.

          (b) Governing Law. This Lease shall be construed, governed and enforced in accordance with the laws of the State of New Jersey, without regard to principles relating to conflicts of law.
          (c) Severability. If any provisions of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.
          (d) Captions. Marginal captions, titles or exhibits and riders and the table of contents in this Lease are for convenience and reference only, and are in no way to be construed as defining, limiting or modifying the scope or intent of the various provisions of this Lease.
          (e) Gender. As used in this Lease, the word “person” shall mean and include, where appropriate, an individual, corporation, partnership or other entity; the plural shall be substituted for the singular, and the singular for the plural, where appropriate; and the words of any gender shall mean to include any other gender.
          (f) Entire Agreement. This Lease, including the Exhibits and any Riders hereto (which are hereby incorporated by this reference, except that in the event of any conflict between the printed portions of this Lease and any Exhibits or Riders, the term of such Exhibits or Riders shall control), supersedes any prior discussions, proposals, negotiations and discussions between the parties and the Lease contains all the agreements, conditions, understandings, representations and warranties made between the parties hereto with respect to the subject matter hereof, and may not be modified orally or in any manner other than by an agreement in writing signed by both parties hereto or their respective successors in interest. Without in any way limiting the generality of the foregoing, this Lease can only be extended pursuant to the terms hereof, and in Tenant’s case, with the terms hereof, with the due exercise of an option (if any) contained herein pursuant to a written agreement signed by both Landlord and Tenant specifically extending the term. No negotiations, correspondence by Landlord or offers to extend the term shall be deemed an extension of the termination date for any period whatsoever.
          (g) Counterparts. This Lease may be executed in any number of counterparts, each of which when taken together shall be deemed to be one and the same instrument.
          (h) Telefax Signatures. The parties acknowledge and agree that notwithstanding any law or presumption to the contrary a telefaxed signature of either party whether upon this Lease or any related document shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.
          (i) Calculation of Time. In computing any period of time prescribed or allowed by any provision of this Lease, the day of the act, event or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or a legal holiday, in which event the period runs until the end of the next day which is not a Saturday, Sunday, or legal holiday. Unless otherwise provided herein, all Notices and other periods expire as of 5:00 p.m. (local time in Newtown Square, Pennsylvania) on the last day of the Notice or other period.
          (j) No Merger. There shall be no merger of this Lease or of the leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person, firm, corporation, or other legal entity may acquire or hold, directly or indirectly, this Lease of the leasehold estate and the fee estate in the Premises or any interest in such fee estate, without the prior written consent of Landlord’s mortgagee.
          (k) Time of the Essence. TIME IS OF THE ESSENCE IN ALL PROVISIONS OF THIS LEASE, INCLUDING ALL NOTICE PROVISIONS TO BE PERFORMED BY OR ON BEHALF OF TENANT.

          (l) Recordation of Lease. Tenant shall not record this Lease without the written consent of Landlord.
          (m) Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than any payment of Fixed Rent or Additional Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Fixed Rent or Additional Rent due and payable hereunder, nor shall any endorsement or statement or any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other right or remedy provided for in this Lease, at law or in equity.
          (n) No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint venturer or a member of a joint enterprise with Tenant. This Lease establishes a relationship solely of that of a landlord and tenant.
          (o) No Presumption Against Drafter. Landlord and Tenant understand, agree, and acknowledge that: (i) this Lease has been freely negotiated by both parties; and (ii) that, in the event of any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Lease, or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.
          (p) Force Majeure. If by reason of strikes or other labor disputes, fire or other casualty (or reasonable delays in adjustment of insurance), accidents, orders or regulations of any Federal, State, County or Municipal authority, or any other cause beyond Landlord’s reasonable control, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Fixed Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents, by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.
     40. WAIVER OF TRIAL BY JURY.
          LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL. TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.
     41. CONSENT TO JURISDICTION.
          Tenant hereby consents to the exclusive jurisdiction of the state courts located in Camden and Burlington County and to the federal courts located in the District of New Jersey.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease, under Seal, the day and year first above written.

WITNESS:	LANDLORD:
BRANDYWINE OPERATING PARTNERSHIP, L.P.
	By:	Brandywine Realty Trust, its general partner

/s/ Daniel Pulizzo	By:	/s/ George D. Sowa

George D. Sowa, Senior Vice President

TENANT: QAD Inc. a Delaware corporation

/s/ Kent Harris	By:	/s/ Daniel Lender

Name: Daniel Lender
Title: Chief Financial Officer

EXHIBIT “A”
SPACE PLAN

EXHIBIT “B”
Tenant:  QAD Inc.
Premises: 2nd floor and portion of 1st floor
10000 Midlantic Drive
Square Footage: 43,258
CONFIRMATION OF LEASE TERM
     1. THIS MEMORANDUM MADE AS OF THE                      DAY OF                                          , 2006, BETWEEN BRANDYWINE OPERATING PARTNERSHIP, L.P., A DELAWARE LIMITED PARTNERSHIP, WITH AN OFFICE LOCATED AT 401 PLYMOUTH ROAD, SUITE 500, PLYMOUTH MEETING, PENNSYLVANIA 19462 (“LANDLORD”) AND QAD INC. (“TENANT”), WHO ENTERED INTO A LEASE DATED                                                             , 2006 COVERING CERTAIN PREMISES LOCATED AT 10,000 MIDLANTIC DRIVE, MT. LAUREL, NEW JERSEY. ALL CAPITALIZED TERMS, IF NOT DEFINED HEREIN, SHALL BE DEFINED AS THEY ARE DEFINED IN THE LEASE.
     2. THE PARTIES TO THIS MEMORANDUM HEREBY AGREE THAT THE DATE OF                                                              , 2006 IS THE “COMMENCEMENT DATE” OF THE TERM AND THE DATE OF                                                             , 2014 IS THE EXPIRATION DATE OF THE LEASE.
     3. TENANT HEREBY CONFIRMS THE FOLLOWING:
          (a) That it has accepted possession of the Premises pursuant to the terms of the Lease;
          (B) THAT THE IMPROVEMENTS, INCLUDING THE LANDLORD WORK, REQUIRED TO BE FURNISHED ACCORDING TO THE LEASE BY LANDLORD HAVE BEEN SUBSTANTIALLY COMPLETED;
          (C) THAT LANDLORD HAS FULFILLED ALL ITS DUTIES OF AN INDUCEMENT NATURE OR ARE OTHERWISE SET FORTH IN THE LEASE;
          (d) That there are no offsets or credits against rentals;
          (e) That there is no default by Landlord or Tenant under the Lease and the Lease is in full force and effect.
     3. Landlord hereby confirms to Tenant that its Building Number is 260 and its Lease Number is                                                             . This information must accompany each Rent check or wire payment.
     4. Tenant’s Notice Address is:                     Tenant’s Billing Address is:

     5. This Memorandum, each and all of the provisions hereof, shall inure to the benefit, or bind, as the case may require, the parties hereto, and their respective successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

WITNESS:	LANDLORD: BRANDYWINE OPERATING PARTNERSHIP, L.P.
	By:	Brandywine Realty Trust, its general partner

By:

George D. Sowa, Senior Vice President

TENANT: QAD Inc., a Delaware corporation

By:

Name:
Title:

EXHIBIT “C”
BUILDING RULES AND REGULATIONS
LAST REVISION: NOVEMBER 1, 2000
     Landlord reserves the right to rescind any of these rules and make such other and further rules and regulations as in the judgment of Landlord shall from time to time be needed for the safety, protection, care and cleanliness of the Project, the operations thereof, the preservation of good order therein and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to Tenant shall be binding upon him in a like manner as if originally prescribed. Landlord will notify Tenant in writing of any changes to the Building Rules and Regulations.
1.	Sidewalks, entrances, passages, elevators, vestibules, stairways, corridors, halls, lobby and any other part of the Building shall not be obstructed or encumbered by any Tenant or used for any purpose other than ingress or egress to and from each tenant’s premises. Landlord shall have the right to control and operate the common portions of the Building and exterior facilities furnished for common use of the tenants (such as the eating, smoking, and parking areas) in such a manner as Landlord deems appropriate.
2.	No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. All drapes, or window blinds, must be of a quality, type and design, color and attached in a manner approved by Landlord.
3.	No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, or placed in hallways or vestibules without prior written consent of Landlord.
4.	Rest rooms and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed and no debris, rubbish, rags or other substances shall be thrown therein. Only standard toilet tissue may be flushed in commodes. All damage resulting from any misuse of these fixtures shall be the responsibility of the Tenant who, or whose employees, agents, visitors, clients, or licensees shall have caused same.
5.	No tenant, without the prior consent of Landlord, shall mark, paint, drill into, bore, cut or string wires or in any way deface any part of the Premises or the Building of which they form a part except for the reasonable hanging of decorative or instructional materials on the walls of the Premises.
6.	Tenants shall not construct or maintain, use or operate in any part of the project any electrical device, wiring or other apparatus in connection with a loud speaker system or other sound/communication system which may be heard outside the Premises. Any such communication system to be installed within the Premises shall require prior written approval of Landlord.
7.	No mopeds, skateboards, scooters or other vehicles and no animals, birds or other pets of any kind shall be brought into or kept in or about the Building.
8.	No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from its premises.
9.	No space in the Building shall be used for the manufacture of goods for sale in the ordinary course of business, or for sale at auction of merchandise, goods or property of any kind.
10.	No tenant, or employees of Tenant, shall make any unseemly or disturbing noises or disturb or interfere with the occupants of this or neighboring buildings or residences by voice, musical instrument, radio, talking machines, whistling, singing, or in any way. All passage through the Building’s hallways, elevators, and main lobby shall be conducted in a quiet, business-like manner. Rollerblading shall not be permitted in the Building nor in the common areas of the Project.
11.	No tenant shall throw anything out of the doors, windows, or down corridors or stairs of the Building.
12.	Tenant shall not place, install or operate on the Premises or in any part of the Project, any engine, stove or machinery or conduct mechanical operations or cook thereon or therein (except for coffee machine, microwave oven, and/or vending machine), or place or use in or about the Premises or Project any explosives, gasoline, kerosene oil, acids, caustics or any other flammable, explosive, or hazardous material without prior written consent of Landlord.
13.	No smoking is permitted in the rest rooms, hallways, elevators, stairs, lobby, exit and entrances vestibules, sidewalks, parking lot area except for the designated exterior smoking area. All cigarette ashes and butts are to be deposited in the containers provided for same, and not disposed of on sidewalks, parking lot areas, or toilets within the Building rest rooms.
14.	Tenants are not to install any additional locks or bolts of any kind upon any door or window of the Building without prior written consent of Landlord. Each tenant must, upon the termination of tenancy, return to the Landlord all keys for the Premises, either furnished to or otherwise procured by such tenant, and all security access cards to the Building.
15.	All doors to hallways and corridors shall be kept closed during business hours except as they may be used for ingress or egress.
16.	Tenant shall not use the name of the Building, Landlord or Landlord’s Agent in any way in connection with his business except as the address thereof. Landlord shall also have the right to prohibit any advertising by Tenant, which, in its sole opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.
17.	Tenants must be responsible for all Security Access cards issued to them, and to secure the return of same from any employee terminating employment with them. Lost cards shall cost $35.00 per card to replace. No person/company other than Building Tenants and/or their employees may have Security Access cards unless Landlord grants prior written approval.
18.	All deliveries by vendors, couriers, clients, employees or visitors to the Building which involve the use of a hand cart, hand truck, or other heavy equipment or device must be made via the Freight Elevator. Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries made by or for Tenant to the Building. Tenant shall procure and deliver a certificate of insurance from Tenant’s movers which certificate shall name Landlord as an additional insured.
19.	Landlord reserves the right to inspect all freight to be brought into the Building, and to exclude from the Building all freight or other material which violates any of these rules and regulations.
20.	Tenant will refer all contractors, contractor’s representatives and installation technicians, rendering any service on or to the premises for Tenant, to Landlord for Landlord’s approval and supervision before performance of any contractual service or access to Building. This provision shall apply to all work performed in the Building including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Landlord reserves right to require that all agents of contractors/vendors sign in and out of the Building.

21.	Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to Landlord’s management or security personnel.
22.	Landlord may require, at its sole option, all persons entering the Building after 6 PM or before 7 AM, Monday through Friday and at any time on Holidays, Saturdays and Sundays, to register at the time they enter and at the time they leave the Building.
23.	No space within the Building, or in the common areas such as the parking lot, may be used at any time for the purpose of lodging, sleeping, or for any immoral or illegal purposes.
24.	No employees or invitees of Tenant shall use the hallways, stairs, lobby, or other common areas of the Building as lounging areas during “breaks” or during lunch periods.
25.	No canvassing, soliciting or peddling is permitted in the Building or its common areas by tenants, their employees, or other persons.
26.	No mats, trash, or other objects shall be placed in the public corridors, hallways, stairs, or other common areas of the Building.
27.	Tenant must place all recyclable items of cans, bottles, plastic and office recyclable paper in appropriate containers provided by Landlord in each tenant’s space. Removal of these recyclable items will be by Landlord’s janitorial personnel.
28.	Landlord does not maintain suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need arise for repair of items not maintained by Landlord, Landlord at its sole option, may arrange for the work to be done at Tenant’s expense.
29.	Drapes installed by Tenant, which are visible from the exterior of the Building, must be cleaned by Tenant, at its own expense, at least once a year.
30.	No pictures, signage, advertising, decals, banners, etc. are permitted to be placed in or on windows in such a manner as they are visible from the exterior, without the prior written consent of Landlord.
31.	Tenant or Tenant’s employees are prohibited at any time from eating or drinking in hallways, elevators, rest rooms, lobby or lobby vestibules.
32.	Tenant shall be responsible to Landlord for any acts of vandalism performed in the Building by its employees, agents, invitees or visitors.
33.	No tenant shall permit the visit to its Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, hallways, elevators, lobby or other public portions or facilities of the Building and exterior common areas by other tenants.
34.	Landlord’s employees shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord. Requests for such requirements must be submitted in writing to Landlord.
35.	Tenant agrees that neither Tenant nor its agents, employees, licensees or invitees will interfere in any manner with the installation and/or maintenance of the heating, air conditioning and ventilation facilities and equipment.

36.	Landlord will not be responsible for lost or stolen personal property, equipment, money or jewelry from Tenant’s area or common areas of the Project regardless of whether such loss occurs when area is locked against entry or not.
37.	Landlord will not permit entrance to Tenant’s Premises by use of pass key controlled by Landlord, to any person at any time without written permission of Tenant, except employees, contractors or service personnel supervised or employed by Landlord.
38.	Tenant and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the Building grounds and surrounding areas.
39.	Tenant and its employees, invitees, agents, etc. shall not enter other separate tenants’ hallways, restrooms or premises unless they have received prior approval from Landlord’s management.
40.	Tenant shall not use or permit the use of any portion of the Premises for outdoor storage.
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EXHIBIT “D”
CLEANING SPECIFICATIONS
DAILY
Empty Trash and Recycle
Remove Spots/Spills from Carpet
Remove Visible Debris/Litter from Carpet
Spot Clean Desks and Tables
Straighten Chair – Furniture
Turn Off Lights
WEEKLY
Dust Desks and Computer Monitors
Vacuum Carpet
Clean Wastebaskets
Clean Light Fixtures and Vents
Clean Telephones
Clean Walls, Switch Plates and Baseboards
Dust File Cabinets, Partitions and Bookshelves
Clean Chairs
Clean Doors
Clean Tables
Dust Pictures and Surfaces Over 5’
Dust Window Sills, Ledges and Radiators
Spot Clean Side Light Glass
RESTROOM CLEANING SPECIFICIATIONS DAILY
Sinks
Floors
Counters
Trash Receptacle
Toilet/Urinals
Dispensers
Door
Spot Clean Walls
Spot Clean Partitions
WEEKLY
Dust Lights
Dust Surfaces Over 5’
Ceiling Vents
Clean Walls
Clean Partitions
FLOOR CARE SPECIFICATIONS
DAILY
Spot Clean Carpet
WEEKLY
Burnish Polished Surfaces

MONTHLY
Machine Scrub Restroom Floors
Scrub and Recoat Copy Room Floors
Scrub and Recoat Kitchenette Floors
ONCE EVERY FOUR MONTHS
Shampoo Conference Room Carpets
YEARLY
Strip and Refinish all vinyl tile
THESE SPECIFICATIONS ARE SUBJECT TO CHANGE WITHOUT NOTICE.
THE COST FOR ANY CLEANING OVER AND ABOVE THE STANDARD CLEANING SPECIFICATIONS IS TO BE BORNE BY THE TENANT.